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                                                                    Exhibit 10.7
CONFIDENTIAL






                           PURCHASE AND SALE AGREEMENT


                                     between


                               233 BROADWAY, INC.,
                                   as Seller,


                                       and


                            233 BROADWAY OWNERS, LLC,
                                  as Purchaser




                              Dated: June 20, 1998




                                    Premises:

                                227-237 Broadway
                                21 Barclay Street
                                       and
                                  22 Park Place
                               New York, New York

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                                                                       Page


                                TABLE OF CONTENTS

                                                                       Page

                                   ARTICLE I.

         Sale of Property...............................................1
         1.1.  Sale.  ..................................................1
         1.2.  Excluded Property.  .....................................3
         1.3.  Like Kind Exchange.......................................4
         1.4.  License Agreement.  .....................................4

                                   ARTICLE II.

         Purchase Price.................................................4
         2.1.  Purchase Price.  ........................................4

                                  ARTICLE III.

         Deposit........................................................5
         3.1.  Deposit. ................................................5
         3.2.  Application of Deposit. .................................6
         3.3.  Escrow Agent.............................................6

                                   ARTICLE IV.

         Closing, Prorations and Closing Costs..........................9
         4.1.  Closing..................................................9
         4.2.  Prorations...............................................9
         4.3.  Transfer Taxes...........................................15
         4.4.  Closing Costs............................................15

                                   ARTICLE V.

         Title and Survey Matters.......................................16
         5.1.  Title....................................................16
         5.2.  Seller's Inability to Convey Title.......................18
         5.3.  Violations...............................................18


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                                   ARTICLE VI.

         Representations and Warranties of Seller.......................19
         6.1.  Seller's Representations.................................19
         6.2.  Seller's Knowledge.......................................23
         6.3.  Change in Representation/Waiver..........................23
         6.4.  Survival.................................................24
         6.5.  Limitation of Liability..................................24
         6.6.  "AS IS" Sale.............................................25

                                  ARTICLE VII.

         Representations and Warranties of Purchaser....................25
         7.1.  Authority................................................25
         7.2.  Bankruptcy or Debt of Purchaser..........................25
         7.3.  No Financing Contingency.................................26
         7.4.  Purchaser's Acknowledgment...............................26
         7.5.  Survival.................................................27

                                  ARTICLE VIII.

         Seller's Interim Operating Covenants...........................27
         8.1.  Operations...............................................27
         8.2.  Maintain Insurance.......................................28
         8.3.  Personal Property........................................28
         8.4.  No Sales.................................................28
         8.5.  Tenant Leases............................................28
         8.6.  Reserved.................................................29
         8.7.  Tenant Estoppels.........................................29
         8.8.  Contracts................................................29
         8.9.  Tax Appeal Proceedings...................................30
         8.10. Notices of Violation.....................................30
         8.11. Access...................................................30


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                                   ARTICLE IX.

         Closing Conditions..............................................31
         9.1.  Conditions to Obligations of Seller.......................31
         9.2.  Conditions to Obligations of Purchaser....................32

                                   ARTICLE X.

         Closing.........................................................33
         10.1.  Seller's Closing Obligations.............................33
         10.2.  Purchaser's Closing Obligations..........................36

                                   ARTICLE XI.

         Risk of Loss....................................................38
         11.1.  Condemnation and Casualty................................38
         11.2.  Condemnation not Material................................38
         11.3.  Casualty not Material....................................38
         11.4.  Materiality..............................................39
         11.5.  General Obligations Law..................................39

                                  ARTICLE XII.

         Default.........................................................39
         12.1.  Default by Seller........................................39
         12.2.  Default by Purchaser.  ..................................40

                                  ARTICLE XIII.

         Brokers.........................................................40
         13.1.  Brokerage Indemnity......................................40

                                  ARTICLE XIV.

         Confidentiality.................................................41
         14.1.  Publication..............................................41

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                                                                       Page



                                   ARTICLE XV.

         15.1.  Employment Responsibilities..............................41
         15.2.  Collective Bargaining Agreements.........................43
         15.3.  Survival.................................................43

                                  ARTICLE XVI.

         Miscellaneous...................................................43
         16.1.  Notices..................................................43
         16.2.  Governing Law; Venue.....................................45
         16.3.  Headings.................................................45
         16.4.  Business Days............................................45
         16.5.  Counterpart Copies.......................................45
         16.6.  Binding Effect...........................................46
         16.7.  Successors and Assigns...................................46
         16.8.  Assignment...............................................46
         16.9.  Interpretation...........................................46
         16.10.  Entire Agreement........................................46
         16.11.  Severability............................................47
         16.12.  Survival................................................47
         16.13.  Exhibits................................................47
         16.14.  Limitation of Liability.................................47
         16.15.  Prevailing Party........................................47
         16.16.  Real Estate Reporting Person............................48
         16.17.  No Recording............................................48
         16.18.  No Other Parties........................................48
         16.19.  Waiver of Trial by Jury.................................48
         16.20.  Rule 314................................................48

                                  ARTICLE XVII.

         Purchaser Guaranty..............................................49
         17.1.  Purchaser Guaranty.......................................49
         17.2.  Waivers..................................................49

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         17.3.  Absolute Obligation......................................49
         17.4.  Enforcement Costs........................................50
         17.5.  Waiver of Subrogation....................................50
         17.6.  Waiver of Defenses.......................................50

                                 ARTICLE XVIII.

         Venator Lease...................................................50
         18.1.  Venator Lease............................................50
         18.2.  Disputes.................................................51
         18.3.  Alterations..............................................52

                                  ARTICLE XIX.

         Seller Guaranty.................................................52
         19.1.  Seller Guaranty..........................................52
         19.2.  Waivers..................................................52
         19.3.  Absolute Obligation......................................52
         19.4.  Enforcement Costs........................................53
         19.5.  Waiver of Subrogation....................................53
         19.6.  Waiver of Defenses.......................................53



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                         LIST OF EXHIBITS AND SCHEDULES

Exhibits:

Exhibit A-1                -      Broadway Parcel

Exhibit A-2                -      Barclay Parcel

Exhibit A-3                -      Park Place Parcel

Exhibit B                  -      Form of License Agreement

Exhibit C                  -      Permitted Exceptions

Exhibit D                  -      Leases

Exhibit E                  -      Rent Roll

Exhibit F                  -      Term Sheet for Venator Lease

Exhibit G                  -      Form of Deed

Exhibit H                  -      Form of  Assignment and Assumption of Leases

Exhibit I                  -      Form of Assignment and Assumption of Contracts

Exhibit J                  -      Form of Seller's Letter to Tenants

Exhibit K                  -      Form of Seller's Bring-Down Certificate

Exhibit L                  -      Form of Bill of Sale

Exhibit M                  -      Form of FIRPTA Certificate

Exhibit N                  -      Form of Non-Multiple Dwelling Affidavit

Exhibit O                  -      Form of Venator SNDA

Exhibit P                  -      Form of Purchaser's Bring-Down Certificate

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Exhibit Q                  -      Memorandum Regarding Alterations in Venator
                                  Premises

Exhibit R                  -      Intentionally Omitted

Exhibit S                  -      Form of Landlord's Estoppel Certificate

Schedules:

Schedule 1                 -      Excluded Assets

Schedule 2                 -      Lease Defaults

Schedule 3                 -      Intentionally Omitted

Schedule 4                 -      Contracts

Schedule 5                 -      Tax Appeals

Schedule 6                 -      Insurance Policies

Schedule 7                 -      Litigation

Schedule 8                 -      Employees

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CONFIDENTIAL

                           PURCHASE AND SALE AGREEMENT


     THIS PURCHASE AND SALE AGREEMENT (this "Agreement") is made and entered into as of the 20th day of June, 1998, by and between 233 BROADWAY, INC., a New York corporation ("Seller"), and 233 BROADWAY OWNERS, LLC, a New York limited liability company ("Purchaser").

     In consideration of the mutual promises, covenants and agreements hereinafter set forth and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:


                                   ARTICLE I.

                                Sale of Property

     1.1. Sale. Seller hereby agrees to sell, assign and convey to Purchaser and Purchaser agrees to purchase from Seller, the following:

     1.1.1. Those certain parcels of real property lying and being situated in the City, County and State of New York and being more particularly described (i) on Exhibit A-1 attached hereto (the "Broadway Parcel"), (ii) on Exhibit A-2 attached hereto (the "Barclay Parcel") and (iii) on Exhibit A-3 attached hereto (the "Park Place Parcel")(the Broadway Parcel, the Barclay Parcel and the Park Place Parcel are hereinafter collectively referred to as the "Land");

     1.1.2. All buildings, structures and improvements now or hereafter erected or situate on the Land or any portion thereof (the "Improvements");

     1.1.3. All rights of Seller, if any, in and to any land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land or any portion thereof, to the center line thereof, and any strips and gores adjacent to the Land or any portion thereof, and all right, title and interest of Seller in and to any award made or to be made in lieu thereof and in and to any unpaid award for damage to the Land and Improvements or any portion thereof by reason of any change of grade of any street;


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CONFIDENTIAL

     1.1.4. All rights, privileges, grants and easements appurtenant to Seller's interest in the Land and the Improvements, if any, including, without limitation, all of Seller's right, title and interest, if any, in and to all easements, licenses, covenants and other rights-of-way or other appurtenances used in connection with the beneficial use and enjoyment of the Land and the Improvements (the Land, the Improvements, all rights and interests described in Section 1.1.3 and all such easements, grants and appurtenances are sometimes collectively referred to herein as the "Real Property");

     1.1.5. All leases, licenses and other occupancy agreements covering offices, stores and other spaces at or within the Improvements (together with any and all amendments, modifications or supplements thereto, collectively, the "Leases") and, subject to Section 4.2.6 below, the security deposits under such Leases (the "Security Deposits") which have not been applied in accordance with the provisions of such Leases;

     1.1.6. All fixtures, equipment, castings and personal property, if any, used solely in connection with the ownership, management, maintenance or operation of the Improvements and located at the Real Property as of the date hereof, and all inventory used solely in connection with the ownership, management, maintenance or operation of the Improvements and located on the Real Property on the date of Closing (the "Per sonal Property"); and

     1.1.7. All (i) service, utility, maintenance and other contracts or agreements to which Seller is a party or which otherwise would be binding on Purchaser or the Property (as hereinafter defined), and all union or other collective bargaining contracts (collectively, the "Contracts") in effect with respect to the Property (as hereinafter defined) as of the Closing Date and not terminated by Seller under Section 8.8 and (ii) guarantees, licenses, approvals, certificates, permits and warranties relating to the Property (collectively, the "Permits and Licenses"), all to the extent assignable (the Contracts and the Permits and Licenses are sometimes hereinafter collectively referred to as the "Intangible Property").

     (The Real Property, the Leases, the Security Deposits, the Personal Property, the Intangible Property and the foregoing other property interests held by Seller in connection with the ownership, management, maintenance or operation of the Real Property are sometimes collectively hereinafter referred to as the "Property").


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CONFIDENTIAL

     1.2. Excluded Property. Notwithstanding the provisions of Section 1.1, Seller shall not sell, assign, transfer or deliver to Purchaser and Purchaser shall not purchase, acquire or accept from Seller:

     1.2.1. Except as provided in Section 1.4, all trademarks and tradenames, if any, of Seller or any of Seller's affiliated companies used or useful in connection with the Real Property (including, without limitation, the name "Woolworth" and all moveable artwork and memorabilia relating to Frank Woolworth and/or F.W. Wool worth Co.).

     1.2.2. All fixtures, equipment and personal property of Seller and its affiliates used solely in connection with the ownership and operation of its or their busi nesses (other than the business of owning, managing, maintaining or operating the Prop erty) and/or the premises currently occupied by Venator Group, Inc. or any of its affiliates or to be demised under the Venator Lease (as hereinafter defined) (collectively, the "Venator Premises") and located in the Venator Premises as of the date hereof, and all inventory used in connection with the ownership and operation of its or their businesses (other than the business of owning, managing, maintaining or operating the Property) and/or the Venator Premises and located at the Venator Premises on the Closing Date.

     1.2.3. Any other assets of Seller described on Schedule 1 attached hereto (all of the foregoing being collectively referred to herein as the "Excluded Assets").

     1.2.4. Notwithstanding the foregoing, any Excluded Assets remaining in a portion of the Property not leased to Seller or any of its affiliates as of the Closing Date shall be deemed abandoned and shall be Purchaser's property from and after the Closing Date.

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CONFIDENTIAL


     1.3. Like Kind Exchange.

     1.3.1. Purchaser acknowledges that Seller intends to exchange the Real Property for other property to be held by Seller for productive use in trade or business, or for investment, in an exchange (the "Exchange") which will qualify for non-recognition of gain under Section 1031 of the Internal Revenue Code of 1986, as amended (the "Code"), and the Treasury Regulations promulgated thereunder (the "Treasury Regula tions"). Purchaser further acknowledges that, in connection with such Exchange, Seller may at any time assign all of its rights, title and interest in, to and under this Agreement to a "qualified intermediary" (as such term is defined in Treasury Regulation 1.1031(k)-1(g)(4)) (the "Qualified Intermediary") and that in the event of such assignment the Purchaser shall pay the Purchase Price to the Qualified Intermediary. Seller shall remain liable to Purchaser for its obligation hereunder notwithstanding any such assignment.

     1.3.2. Purchaser hereby covenants and agrees that it shall cooperate fully with Seller and the Qualified Intermediary in connection with any Exchange, including, without limitation, by taking such actions and executing such documents as may reasonably be required in connection with an Exchange, provided that Purchaser shall not be required to incur any additional expenses (other than nominal expenses) or additional liabilities, unless Seller agrees to reimburse or indemnify Purchaser with respect to the same.

     1.4. License Agreement. On the Closing Date, Seller shall license (or cause to be licensed by the party authorized to do so) to Purchaser the limited, non-exclusive right to use the name "Woolworth" solely in connection with the ownership of the Improvements upon the Broadway Parcel and otherwise in accordance with the conditions set forth in the license agreement ("License Agreement") attached hereto as Exhibit B.


                                   ARTICLE II.

                                 Purchase Price

     2.1. Purchase Price. The purchase price for the Property shall be One Hundred Forty Six Million Five Hundred Thousand Dollars ($146,500,000) (the "Purchase Price"). No portion of the Purchase Price is attributable to the Personal Property or the

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CONFIDENTIAL

Leases. The Purchase Price, net of all prorations as provided for herein, shall be paid by Purchaser as follows:

          (i) Ten Million Dollars ($10,000,000) (together with all interest, if any, earned thereon, the "Initial Deposit") shall be paid to Skadden, Arps, Slate, Meagher & Flom LLP (the "Escrow Agent") by wire transfer of immediately available federal funds simultaneously with the execution and delivery of this Agreement by Purchaser;

          (ii) Five Million Dollars ($5,000,000) (together with all interest, if any, earned thereon, the "Additional Deposit"; the Initial Deposit and the Additional Deposit are, together, the "Deposit" ) shall be paid to the Escrow Agent by wire transfer of immediately available federal funds on or before 3:00 p.m. on November 2, 1998 (the "Additional Deposit Payment Date") (time being of the essence with respect thereto). In the event that Pur chaser shall fail for any reason to so pay the Additional Deposit, then Seller shall have the immediate right to terminate this Agreement and to collect and retain the Deposit. Payment of the Additional Deposit is being guaranteed by Steven C. Witkoff (the "Guarantor") in accordance with the provisions of Article XVII hereof. The Deposit shall be held in escrow and shall be payable in accordance with Article III hereof; and

          (iii)The balance of the Purchase Price (the "Balance of the Purchase Price") shall be paid on the Closing Date by wire transfer of immediately available federal funds to or as directed by Seller.


                                  ARTICLE III.

                                     Deposit

     3.1. Deposit. Concurrently with the execution of this Agreement, and as a condition precedent to the formation of this Agreement, Purchaser shall deposit with the Escrow Agent the Initial Deposit, the receipt of which is hereby acknowledged by Escrow Agent's execution hereof. The Initial Deposit (and, when received, the Additional Deposit) shall be held in escrow, and not in trust, by the Escrow Agent in an interest bearing account at Citibank, N.A, provided that Purchaser provides Escrow Agent with Pur chaser's taxpayer identification number. The Escrow Agent shall pay the Deposit to Seller at the Closing or otherwise in accordance with this Agreement. All interest on the Deposit shall belong to the party entitled to the Deposit hereunder, unless the Closing occurs, in which case such interest shall belong 50% to Seller and 50% to Purchaser.

     3.2. Application of Deposit.

     3.2.1. If the Closing occurs as contemplated hereunder, then the Deposit shall be paid to Seller (or, in the case of an Exchange, to the Qualified Intermediary).

     3.2.2. In the event that the Closing does not occur as contemplated hereunder because of a default by Purchaser under this Agreement, the Deposit shall be paid to and retained by Seller.

     3.2.3. In the event that the Closing does not occur as contemplated hereunder because of a default by Seller under this Agreement, the Deposit shall be paid to and retained by Purchaser.

     3.2.4. If either party makes a demand upon the Escrow Agent for delivery of the Deposit, the Escrow Agent shall give notice to the other party of such demand. If a notice of objection to the proposed payment is not received from the other party within seven (7) days after the giving of notice by the Escrow Agent, the Escrow Agent is hereby authorized to deliver the Deposit to the party who made the demand. If the Escrow Agent receives a notice of objection within said seven (7) day period, or if for any other reason the Escrow Agent in good faith elects not to deliver the Deposit, then the Escrow Agent shall continue to hold the Deposit and thereafter pay it to the party entitled thereto when the Escrow Agent receives (i) a notice from the objecting party withdrawing the objection, (ii) a notice signed by both parties directing disposition of the Deposit or (iii) a final judgment or order of a court of competent jurisdiction.

     3.3. Escrow Agent. The parties further agree that:

     3.3.1. Escrow Agent shall accept the Deposit with the understanding of the parties that Escrow Agent is not a party to this Agreement except to the extent of its specific responsibilities hereunder, and does not assume or have any liability for the performance or non-performance of Purchaser or Seller hereunder to either of them;


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CONFIDENTIAL

     3.3.2. The Escrow Agent shall be protected in relying upon the accuracy, acting in reliance upon the contents, and assuming the genuineness of any notice, demand, certificate, signature, instrument or other document which is given to the Escrow Agent without verifying the truth or accuracy of any such notice, demand, certificate, signature, instrument or other document;

     3.3.3. The Escrow Agent shall not be bound in any way by any other agreement or understanding between the parties hereto, whether or not the Escrow Agent has knowledge thereof or consents thereto unless such consent is given in writing;

     3.3.4. The Escrow Agent's sole duties and responsibilities shall be to hold and disburse the Deposit in accordance with this Agreement;

     3.3.5. The Escrow Agent shall not be liable for any action taken or omitted by the Escrow Agent in good faith and believed by the Escrow Agent to be au thorized or within its rights or powers conferred upon it by this Agreement, except for damage caused by the gross negligence, bad faith or wilful misconduct of the Escrow Agent;

     3.3.6. Upon the disbursement of the Deposit in accordance with this Agreement, the Escrow Agent shall be relieved and released from any liability under this Agreement;

     3.3.7. The Escrow Agent may resign at any time upon at least ten (10) days prior written notice to the parties hereto. If, prior to the effective date of such resignation, the parties hereto shall all have approved, in writing, a successor escrow agent, then upon the resignation of the Escrow Agent, the Escrow Agent shall deliver the Deposit to such successor escrow agent. The parties hereby acknowledge that Chicago Title Insurance Company (or any subsidiary thereof that is a Qualified Intermediary) is an acceptable successor escrow agent. Purchaser agrees to approve as a successor escrow agent any other Qualified Intermediary proposed by Seller that is reasonably acceptable to Purchaser. From and after such resignation and the delivery of the Deposit to such successor escrow agent, the Escrow Agent shall be fully relieved of all of its duties, responsibilities and obligations under this Agreement, all of which duties, responsibilities and obligations shall be performed by the appointed successor escrow agent. If for any reason the parties hereto shall not approve a successor escrow agent within such period, the Escrow Agent may bring any appropriate action or proceeding for leave to deposit the

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CONFIDENTIAL

Deposit with a court of competent jurisdiction, pending the approval of a successor es crow agent, and upon such deposit the Escrow Agent shall be fully relieved of all of its duties, responsibilities and obligations under this Agreement;

     3.3.8. Seller and Purchaser hereby agree to, jointly and severally, indemnify, defend and hold the Escrow Agent harmless from and against any liabilities, damages, losses, costs or expenses incurred by, or claims or charges made against, the Escrow Agent (including attorneys' fees, expenses and court costs) by reason of the Escrow Agent's acting or failing to act in connection with any of the matters contemplated by this Agreement or in carrying out the terms of this Agreement, except as a result of the Escrow Agent's gross negligence, bad faith or willful misconduct;

     3.3.9. In the event that a dispute shall arise in connection with this Agreement, or as to the rights of any of the parties in and to, or the disposition of, the Deposit, the Escrow Agent shall have the right to (w) hold and retain all or any part of the Deposit until such dispute is settled or finally determined by litigation, arbitration or otherwise, or (x) deposit the Deposit in an appropriate court of law, following which the Escrow Agent shall thereby and thereafter be relieved and released from any liability or obligation under this Agreement, or (y) institute an action in interpleader or other similar action permitted by stakeholders in the State of New York, or (z) interplead any of the parties in any action or proceeding which may be brought to determine the rights of the parties to all or any part of the Deposit;

     3.3.10. The Escrow Agent shall not have any liability or obligation for loss of all or any portion of the Deposit by reason of the insolvency or failure of the institution of depository with whom the escrow account is maintained; and

     3.3.11. The parties hereto represent that prior to the negotiation and execution of this Agreement they were advised that the Escrow Agent was representing Seller as such party's attorney in connection with this Agreement and the transaction referred to herein and the parties hereto covenant that they shall not object, on the grounds of conflict of interest or otherwise, to the Escrow Agent continuing to act as the attorney for Seller in connection with this Agreement and the transaction contemplated herein, or to act as Seller's attorney in connection with any dispute in connection herewith or any other matter, as well as act as the Escrow Agent hereunder; provided, however, that the Escrow Agent deposits the Deposit with a court of competent jurisdiction or transfers the Deposit and all accrued interest thereon to a mutually agreeable substitute escrow agent.

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CONFIDENTIAL



                                   ARTICLE IV.

                      Closing, Prorations and Closing Costs

     4.1. Closing.

     4.1.1. The closing of the purchase and sale of the Property (the "Clos ing") shall be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York or at the offices of Purchaser's lender's counsel, if requested by Purchaser's lender, at 10:00 a.m. local time on December 31, 1998. The date of Closing is referred to in this Agreement as the "Closing Date". In addition to any other adjournment rights afforded to the Seller hereunder, Seller shall have the right, exercisable by giving not less than ten (10) days prior written notice to Purchaser on any number of occasions prior to the then scheduled Closing Date, to adjourn the Closing to any business day designated by Seller in the period December 31, 1998 through January 28, 1999, both dates inclusive (time being of the essence with respect to any date between January 15, 1998 and January 28, 1998, both dates inclusive, which is designated by Seller upon not less than thirty (30) days prior written notice to Purchaser).

     4.1.2. Notwithstanding the provisions of Section 4.1.1, Seller shall have the right, on thirty (30) days prior written notice to the Purchaser, to accelerate the Closing Date to any business day occurring on or after September 14, 1998, and, in such event, Purchaser shall have the right to adjourn such accelerated Closing Date one or more times for up to an aggregate of thirty (30) days (time being of the essence with respect to such thirtieth (30th) day).

     4.2. Prorations. All matters involving prorations or adjustments to be made in connection with Closing and not specifically provided for in another Section of this Agreement shall be adjusted in accordance with this Section 4.2. Except as otherwise set forth herein, all items to be prorated pursuant to this Section
4.2 shall be prorated as of 12:01 A.M. on the Closing Date, with Purchaser to be treated as the owner of the Property, for purposes of prorations of income and expenses, on and after the Closing Date. Notwithstanding the foregoing, in the event that the Purchase Price is not disbursed to or as directed by Seller (or, in the case of an Exchange, to or as directed by the Qualified Intermediary) on or before 3:00 p.m. (eastern time) on the Closing Date, then the Closing shall be deemed to have occurred on the next business day and all adjustments

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shall be  recomputed  accordingly.  Except as otherwise  set forth  herein,  all prorations shall be done in accordance with the customs with respect to title closings recommended by The Real Estate Board of New York, Inc.

     The following items shall be prorated:

     4.2.1. Real Estate and Property Taxes. Real estate and personal property taxes, business improvement district assessments and charges, vault charges and special assessments, if any. Seller shall pay all real estate and personal property taxes, business improvement district assessments and charges, vault charges and special assess ments attributable to the Property through, but not including, the Closing Date. If the tax rate, assessment and/or assessed value for any of the foregoing items has not been set for the tax period in which the Closing occurs, then the proration of such items shall be based upon the rate, assessment and/or assessed value for the immediately preceding tax period and such proration shall be adjusted in cash between Seller and Purchaser upon presen tation of written evidence that the actual amount paid for the tax period in which the Closing occurs differs from the amounts used in the Closing in accordance with the provi sions of Section 4.2.13 hereof. Any discount received for an early payment shall be prorated between Seller and Purchaser.

     4.2.2. Insurance Premiums. There shall be no proration of Seller's insurance premiums or assignment of Seller's insurance policies with respect to the Property and Seller shall cancel all of its existing policies with respect to the Property as of the Closing Date, except as provided in Article XI.

     4.2.3. Utilities and Services. Purchaser and Seller hereby acknowl edge and agree that the amounts of all telephone, electric, sewer, water, gas, steam and other utility bills, trash removal bills, janitorial and maintenance service bills and all other operating and administrative expenses relating to the Property and allocable to the period prior to the Closing Date (other than such items which are the obligation of a Tenant under its Lease) shall be determined and paid by Seller before Closing, if possible, or shall be paid thereafter by Seller or adjusted between Purchaser and Seller immediately after the same have been determined. Seller shall have all base building meters read not more than fifteen (15) days prior to the Closing Date. Purchaser shall cause all utility services Purchaser desires to be placed in Purchaser's name as of the Closing Date. All deposits, if any, furnished by Seller to any utility company or other service provider shall continue to be owned by Seller.

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

CONFIDENTIAL

     4.2.4. Base Rents. Base or fixed rents due under Leases shall be adjusted on an if, as and when collected basis. If, on the Closing Date, any tenant under a Lease (a "Tenant") (other than Venator Group, Inc. and its affiliates, which for all purposes under this Agreement shall be deemed to be current in their obligations under all of their Leases through the end of the month in which the Closing Date occurs) is in arrears in the payment of such rent, then any amounts received by Seller or Purchaser from any such Tenant after the Closing on account of such rent (net of reasonable costs of collec tion, including reasonable attorneys fees and disbursements) shall be applied in the following order of priority: (i) first apportioned between Purchaser and Seller for the month in which the Closing occurred, (ii) then to Purchaser for any amounts then due to Pur chaser for any month or months following the month in which the Closing occurred, and (iii) then to Seller for the period prior to the month preceding the month in which the Closing occurred. If rents or any portion thereof received by Seller or Purchaser after the Closing are payable to the other party by reason of this allocation, the appropriate sum, less a proportionate share of any reasonable attorneys' fees and costs and expenses of collection thereof, shall be promptly paid to the other party. Seller shall have the right, after Closing, to proceed against Tenants for delinquent rents allocable solely to the period of Seller's ownership of the Property. Purchaser agrees that it shall use commercially reasonable efforts to collect any such delinquent rents allocable to the period of Seller's ownership of the Property, but Purchaser shall not be obligated to commence any actions to dispossess any of the Tenants (except that Purchaser shall continue any dispossession actions against any Tenant currently in monetary default under its Lease (as set forth on Schedule 2) if same was initiated by Seller prior to Closing for so long as Seller continues to pay for the costs and expenses relating to such action). For a one (1) year period subsequent to the Closing, Seller shall have the right, from time to time, on prior written notice to Purchaser, to review Purchaser's books and records with respect to the Property during ordinary business hours, to ascertain the status of Purchaser's billing and collection of base and fixed rents. No action which results in the compromising of any claim against any Tenant with respect to base or fixed rents due under such Tenant's Lease for the period prior to the Closing shall be made without Seller's prior written approval, but Purchaser shall not be obligated to continue any actions against any Tenant after Seller has rejected any good faith compromise reached by Purchaser with any such Tenant which does not unfairly discriminate against Seller's claims against such Tenant.

     4.2.5. Additional Rents. If any Tenants are required to pay percentage rents, escalation charges for increases in real estate taxes or operating expenses, porter's wage increases, cost-of-living increases, charges for electricity, water, cleaning or overtime

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
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services,  "sundry  charges" or other charges of a similar  nature  ("Additional
Rents"), the same shall be adjusted on an if, as and when collected basis. If any Additional Rents are collected by Purchaser after the Closing Date which are attributable in whole or in part to any period prior to the Closing, then Purchaser shall promptly pay to Seller its proportion ate share thereof, less a proportionate share of any reasonable attorneys' fees and costs and expenses of collection thereof. With respect to any estimated Additional Rents paid or payable by Tenants for any period prior to the Closing which, pursuant to the applicable Lease, are to be recalculated after the Closing based upon actual expenses and other relevant factors, (i) Seller agrees, with respect to such adjustments which are in favor of any such Tenant, to reimburse Purchaser, within fifteen (15) days after written demand and presentation to Seller of documentation in support of such adjustments, for the amount of such adjustments which Purchaser has paid or credited to such Tenant and (ii) Purchaser agrees, with respect to such adjustments which are in favor of landlord, to pay to Seller the amount of such adjustments which the Tenant pays to Purchaser, within ten (10) days after receipt thereof by Purchaser. Purchaser shall indemnify, defend and hold Seller harmless from and against any and all losses, damages, costs and expenses (including reasonable attorneys fees and disbursements) incurred by Seller as a result of any claims brought by any Tenant against Seller with respect to adjustments for which Seller has made full payment to Purchaser under clause (i) of the preceding sentence. Seller shall have the right, after Closing, to proceed against Tenants for delinquent Additional Rent allocable solely to the period of Seller's ownership of the Property. Purchaser agrees that it shall use commercially reasonable efforts to collect any such delinquent Additional Rents allocable to the period of Seller's ownership of the Property but Purchaser shall not be obligated to commence any actions to dispossess any of the Tenants (except that Purchaser shall continue any dispossess actions against any Tenant currently in monetary default under its Lease (as set forth on Schedule 2) if same was initiated by Seller prior to the Closing for so long as Seller continues to pay for the costs and expenses relating to such action. For a one (1) year period subsequent to the Closing, Seller shall have the right, from time to time, on prior written notice to Purchaser, to review Purchaser's books and records with respect to the Property during ordinary business hours, to ascertain the status of Purchaser's billing and collection of Additional Rents. No action which results in the compromising of any claim against any Tenant with respect to Additional Rent due under such Tenant's Lease for the period prior to the Closing shall be made without Seller's prior written approval, but Purchaser shall not be obligated to continue any actions against any Tenant after Seller has rejected any good faith compromise reached by Purchaser with any such Tenant. The calculation of the proration of Additional Rents hereunder shall be computed on a straight- line basis for the calendar year in which the Closing occurs (except for Additional Rents arising from submetered electric charges, which shall be computed based on actual usage).

     4.2.6. Tenant Security Deposits. Security Deposits held by Seller (to the extent, subject to the provision of this Section 4.2.6, not applied by Seller pursuant to any Lease) shall be turned over by Seller to Purchaser at the
Closing by crediting such amount (less the amount of any interest or administrative charges for the period prior to the Closing which the landlord under such Lease would be entitled to retain) to Purchaser. No allocation shall be made of Security Deposits applied by Seller pursuant to any Lease, and Seller may retain such amounts; provided, however, that Seller shall not apply any Security Deposits during the thirty (30) days prior to the Closing or to cure any non-monetary Tenant defaults. Security Deposits (net the reasonable costs, if any, of realizing upon the same, including reasonable attorneys fees and disbursements) applied after the Closing Date shall be applied in the following order of priority: (i) first apportioned between Purchaser and Seller on account of amounts due under the applicable Lease for the month in which the Closing occurred, (ii) then to Purchaser for any amounts then due to Pur chaser on account of amounts due under the applicable Lease for any month or months following the month in which the Closing occurred, and (iii) then to Seller on account of amounts due under the applicable Lease for the period prior to the month preceding the month in which the Closing occurred. At Closing, Purchaser shall deliver to Seller a receipt for any Security Deposits turned over by Seller to Purchaser and Purchaser shall indemnify Seller with respect thereto pursuant to, and in accordance with, the Assignment and Assumption of Leases (as hereinafter defined).





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CONFIDENTIAL

     4.2.7. Brokerage Commissions/Tenant Improvements

     (i) Except as set forth below, Seller shall be responsible for all leasing and brokerage commissions, tenant improvement costs and expenses and tenant "buy-out" or lease surrender costs with respect to the Leases executed prior to the date hereof (the "Leasing Cut-off Date");

     (ii) With respect to the Leases executed prior to the Leasing Cut-off Date, and only to the extent that such costs are attributable to the exercise, after the Leasing Cut-off Date, of a lease renewal or expansion option which is contained in the applicable Lease on the date hereof, (a) Purchaser shall be responsible for all tenant improvement costs and expenses and tenant "buy-out" or lease surrender costs, (b) Purchaser shall be responsible for the first $400,000, and any amounts exceeding

$650,000, with respect to any leasing and brokerage commissions, and (c) Seller shall be responsible for any amounts exceeding $400,000, to a maximum of $250,000, with respect to any leasing and brokerage commissions. Any such brokerage commissions or tenant improvement costs and expenses payable by Seller or Purchaser pursuant to this Section 4.2.7 shall be payable by Seller or Purchaser only when such commissions, costs and expenses become due and payable pursuant to the terms of the respective brokerage agreements or Leases.

     (iii) Purchaser shall be responsible for all leasing and brokerage commis sions, tenant improvement costs and expenses and tenant "buy-out" or lease surrender costs with respect to all Leases executed on or after the Leasing Cut-off Date in accor dance with Section 8.5.

     4.2.8. Employees. Salaries, wages, vacation pay, bonuses and any other fringe benefits (including, without limitation, social security, unemployment compensation, employee disability insurance, sick pay, welfare and pension fund contributions, payments and deposits, if any) of all Employees (as hereinafter defined) shall be the sole obligation of Seller, except as set forth in Article XV hereof.

     4.2.9. Fuel. The value of fuel stored on the Property by Seller, if any, at Seller's most recent cost, including any taxes, on the basis of a reading made within ten (10) days prior to the Closing by Seller's supplier, shall be paid for by Purchaser.

     4.2.10. Contracts. Charges and payments under transferable Contracts or permitted renewals or replacements thereof, but only to the extent such Contracts are assignable and are actually assigned to Purchaser at Closing.

     4.2.11. Permit Fees. Fees and other amounts payable under the Licenses and Permits, but only to the extent same are assignable and are actually assigned to Purchaser at Closing pursuant to this Agreement.

     4.2.12. Inventory. The value of all inventory and supplies in unopened containers usable in connection with the management, maintenance or operation of the Improvements and located on the Real Property on the date of Closing, if any, at Seller's most recent cost, including any taxes, shall be paid for by Purchaser.


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CONFIDENTIAL

     4.2.13. Method of Calculation. For purposes of calculating prorations, Purchaser shall be deemed to be the owner of the Property, and therefore entitled to the income therefrom and responsible for the expenses thereof for the entire day upon which the Closing occurs. All such prorations shall be made on the basis of the actual number of days of the month which shall have elapsed as of the day of the Closing and based upon the actual number of days in the month and a three hundred sixty five (365) day year. The amount of such prorations shall be initially performed at Closing but shall be subject to adjustment in cash after the Closing as and when complete and accurate information becomes available, if such information is not available at the Closing. Seller and Purchaser agree to cooperate and use their best efforts to make such adjustments within sixty (60) days after the Closing. Except as set forth in this Section 4.2, all items of income and expense which accrue for the period prior to the Closing will be for the account of Seller and all items of income and expense which accrue for the period on and after the Closing will be for the account of Purchaser.

     4.2.14. Survival. The provisions of this Section 4.2 shall survive the Closing.

     4.3. Transfer Taxes. Seller shall pay (or shall credit Purchaser for) all transfer taxes imposed upon the conveyance of the Real Property hereunder pursuant to Section 1402 of the New York State Tax Law and Title 11 of Chapter 21 of the Administrative Code of the City of New York (the "Transfer Taxes"). Purchaser shall file all neces sary tax returns with respect to all such Transfer Taxes and, to the extent required by applicable law, Seller will join in the execution of any such Tax Returns.

     4.4. Closing Costs. Purchaser shall pay all recording fees and charges associ ated with the recordation of the Deed, other than the Transfer Taxes, which are payable by Seller under Section 4.3. Seller shall pay all fees and commissions due to the Broker in accordance with Section 13.1. Purchaser shall pay all title insurance premiums, title examination fees and survey costs incurred by Purchaser. All other costs, fees, expenses and charges of any kind incident to the sale and conveyance of the Property from Seller to Purchaser, including attorneys' fees and consultants' fees, shall be borne by the party incurring the same.



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                                   ARTICLE V.

                            Title and Survey Matters

     5.1. Title.

     5.1.1. Updated Commitment and Survey. Purchaser shall, at its sole cost and expense, within five (5) business days from the date hereof, order a title insurance commitment for an owner's policy of title insurance for the Real Property (the "Pur chaser's Title Commitment") from TitleServe Agency of New York City, Inc. (the "Title Company") and such other title insurance companies as co-insurer or re-insurer as Purchaser may elect, setting forth the status of title to the Real Property and any defects in or objections or exceptions to title to the Real Property, together with true and correct copies of all instruments giving rise to such defects, objections or exceptions. Purchaser shall cause the Title Company to forward a copy of the Purchaser's Title Commitment and any updates thereof to Seller's attorney simultaneously with the issuance thereof to Purchaser. Seller has delivered to Purchaser copies of three surveys of the parcels comprising the Real Property initially prepared by J. George Hollerith (collectively, the "Survey"), dated July 13, 1906, March 24, 1911 and June 19, 1920, respectively, all most recently updated as of June 12, 1998, by Manhattan Surveying, P.C.

     5.1.2. Title Objections. If the Purchaser's Title Commitment, any updates to the Survey or any further update of either shall reveal or disclose any defects, objections or exceptions in the title to the Real Property which Purchaser is not required to accept or have been deemed to have accepted under the terms of this Agreement ("Title Objections"), then, within 20 business days after Purchaser's receipt of the Purchaser's Title Commitment, updated Survey or any further update of either first revealing any such Title Objection, but in no event later than fifteen (15) days prior to the Closing Date (unless such Title Objection is first disclosed by an update to the Purchaser's Title Commitment or Survey first delivered to Purchaser within such fifteen (15) day period, in which case Purchaser shall notify Seller of such Title Objection as soon as reasonably practicable), Purchaser shall notify Seller of such Title Objections in writing. If Purchaser does not timely notify Seller in writing of any such Title Objections, then Purchaser shall be deemed to have accepted the state of title to the Real Property reflected in the Purchaser's Title Commitment, the updated Survey or any further updates of either received by Purchaser and to have waived any claims or defects which it might otherwise have raised with respect

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to the matters reflected therein and the same shall be and shall be deemed to be
Permitted Exceptions for all purposes of this Agreement.

     5.1.3. Elimination of Liens. If any Title Objections appear in the Purchaser's Title Commitment, the Survey or any updates thereof, then Seller may, at its election, undertake to eliminate such Title Objections, it being agreed that Seller shall have no obligation to incur any expense in connection with curing such Title Objections, except that Seller shall cure and eliminate all Title Objections which were caused by, resulted from or arose out of (1) judgments against Seller, (2) a grant by Seller of a mortgage or other security interest, (3) items which can be satisfied by payment of a liquidated amount or
(4) Seller's affirmative acts after the date hereof; provided, however, that Seller's obligation to cure such judgments as described in clause 1 or 3 of this sentence shall be limited to judgments in an amount not to exceed $10,000,000. Seller, in its discretion, may adjourn the Closing for up to sixty (60) days in the aggregate in order to eliminate such Title Objections. In lieu of eliminating any Title Objections which Seller may elect, or be required, pursuant to the express terms hereof, to eliminate under this Agreement, Seller may deposit with the Title Company such amount of money as may be determined by the Title Company as being sufficient to induce the Title Company, without the payment of any additional premium by Purchaser, to omit such Title Objections from Purchaser's title insurance policy. If Seller is unable to so eliminate or omit all such Title Objections in accordance with the terms of this Agreement on or before such adjourned date for the Closing, then Purchaser shall elect either to (i) terminate this Agreement by notice given to Seller, in which event the provisions of Section 5.2 shall apply, or (ii) accept title to the Property subject to such Title Objections and receive no credit against or reduction of the Purchase Price, except that Purchaser shall be entitled to a credit against the Purchase Price in an amount equal to $10,000,000.

     5.1.4. Payment from Balance of Purchase Price. Any unpaid taxes, water charges, sewer rents and assessments, together with the interest and penalties thereon to a date not more than five (5) business days following the Closing Date (in each case subject to any applicable apportionment), and any mortgages or other liens created by Seller which can be satisfied by payment of a liquidated amount and judgments against Seller, which Seller is obligated to pay and discharge pursuant to the terms of this Agree ment, together with the cost of recording or filing any instruments necessary to discharge such liens and such judgments, may be paid out of the Balance of the Purchase Price pay able at the Closing. Seller hereby agrees to deliver to Purchaser, on the Closing Date, instruments in recordable form sufficient to discharge any such mortgages or other liens

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CONFIDENTIAL

which can be satisfied by payment of a liquidated amount and judgments, which Seller is obligated to pay and discharge pursuant to the terms of this Agreement. Upon request of Seller, delivered to Purchaser no later than two (2) business days prior to the Closing, Purchaser shall provide at the Closing separate certified checks, or bank checks for the foregoing payable to the order of the holder of any such lien, charge, or judgment, or a wire transfer of federal funds as Seller shall direct, in an aggregate amount not to exceed the Balance of the Purchase Price, as adjusted for apportionments required under this Agreement, payable at the Closing.

     5.1.5. Affidavits. If the Purchaser's Title Commitment discloses judgments, bankruptcies or other returns against other persons having names the same as or similar to that of Seller, Seller, on request, shall deliver to the Title
Company affidavits showing that such judgments, bankruptcies or other returns are not against Seller, or any affiliates. Upon request by Purchaser, Seller shall deliver any such affidavits and documen tary evidence as are reasonably required by the Title Company in order to issue its owner's policy of title insurance to Purchaser free and clear of matters other than the Permitted Exceptions.

     5.1.6. Permitted Exceptions. Seller shall convey and Purchaser shall accept fee simple title to the Real Property subject only to those matters set forth on Exhibit C attached hereto (collectively, the "Permitted Exceptions") and such other matters as may be deemed Permitted Exceptions under Section 5.1.2.

     5.2. Seller's Inability to Convey Title. If Seller is unable to convey title in accordance with the terms of this Agreement and, pursuant to Section 5.1.3, Purchaser elects to terminate this Agreement, the Deposit shall be returned to Purchaser, and this Agreement shall terminate and neither party to this Agreement shall have any further rights or obligations hereunder other than the Surviving Termination Obligations.

     5.3. Violations. Purchaser agrees to purchase the Property subject to any and all notes or notices of violations of law, or municipal ordinances, orders, designations or requirements whatsoever noted in or issued by any federal, state, municipal or other governmental department, agency or bureau or any other governmental authority having jurisdiction over the Property (collectively, "Violations"), or any lien imposed in connec tion with any of the foregoing, or any condition or state of repair or disrepair or other matter or thing, whether or not noted, which, if noted, would result in a violation being placed on the Property provided the same do not arise from a default by Seller in the

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performance  or observance of its  obligations  under Section 8.1.  Seller shall have no duty to remove or comply with or repair any condition, matter or thing, whether or not noted, which, if noted, would result in a violation being placed on the Property provided the same do not arise from a default by Seller in the performance or observance of its obligations under Section 8.1. Provided the same do not arise from a default by Seller in the perfor mance or observance of its obligations under Section 8.1, Seller shall have no duty to remove or comply with or repair any of the aforementioned Violations, liens or other conditions, and Purchaser shall accept the Property subject to all such Violations and liens, the existence of any conditions at the Property which would give rise to such Violations or liens, if any, and any governmental claims arising from the existence of such Violations and liens, in each case without any abatement of or credit against the Purchase Price. Notwith standing the foregoing, but subject to Section 5.1.3, to the extent that any Violations shall constitute a lien upon the Property, Seller shall either satisfy or discharge the same or cause the Title Company to omit the same from Purchaser's title insurance policy. Notwithstand ing anything to the contrary, if the cost to cure the Violations on the Closing Date shall exceed $10,000,000, then Purchaser shall have the right to terminate this Agreement by giving notice thereof to Seller on or prior to the Closing Date and, unless Seller agrees (by notice to Purchaser given within ten (10) days of Purchaser's termination notice) to pay to Purchaser the amount in excess of $10,000,000 necessary to cure such Violations, the Deposit shall be returned to Purchaser, this Agreement shall terminate and neither party to this Agreement shall have any further rights or obligations other than the surviving Termina tion Obligations.


                                   ARTICLE VI.

                    Representations and Warranties of Seller

     6.1. Seller's Representations. Seller represents and warrants that the following matters are true and correct as of the date hereof with respect to the
Property:

     6.1.1. Authority. Seller is a corporation duly organized and validly exist ing under the laws of the State of New York. This Agreement has been duly authorized, executed and delivered by Seller, is the legal, valid and binding obligation of Seller, and does not violate any provision of any agreement or judicial order to which Seller is a party or to which Seller is subject. All documents to be executed by Seller which are to be delivered at Closing will, at the time of Closing, be duly authorized, executed and delivered

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by Seller,  be legal,  valid and  binding  obligations  of Seller,  and will not violate any provision of any agreement or judicial order to which Seller is a party or to which Seller is subject.

     6.1.2. Bankruptcy or Debt of Seller. Seller has not made a general as signment for the benefit of creditors, filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by Seller's creditors, suffered the appointment of a receiver to take possession of all, or substantially all, of Seller's assets, suffered the attachment or other judicial seizure of all, or substantially all, of Seller's assets, admitted in writing its inability to pay its debts as they come due or made an offer of settlement, extension or composition to it creditors generally.

     6.1.3. Foreign Person. Seller is not a foreign person within the meaning of
Section 1445(f) of the Code, and Seller agrees to execute any and all documents necessary or reasonably required by the Internal Revenue Service or Purchaser in connection with such declaration.

     6.1.4. Leases; Brokerage Commissions.

     (i) Seller has delivered or made available to Purchaser true and correct copies of the Leases. Exhibit D attached hereto contains a description of all Leases and tenancies and all amendments or extensions thereto affecting the Property as of the date of this Agreement and to which Seller is a party or bound. Except as set forth on Exhibit D, there are no leases, licenses or other occupancy agreements affecting the Property to which Seller is a party or bound. Except with respect to the Venator Lease or any other Lease with any affiliate of Seller, no representation is made as to (a) possible assignments of any of the Leases not consented to by Seller or (b) any subleases or underlettings under any of the Leases not consented to by Seller.

     (ii) To Seller's knowledge, Seller has not received any written notice of a default on the part of Seller under any of the Leases and to Seller's knowledge, Seller is not in material default under any of the Leases. Except as set forth on Schedule 2 attached hereto, Seller has not sent any notices of default (which remain outstanding) to any Tenant and, to Seller's knowledge, no material default by any Tenant exists, except as set forth on Schedule 2.

     (iii) Except with respect to the Venator Lease or any other Lease with any affiliate of Seller, Seller does not warrant that any particular Lease will be in force or effect

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at the  Closing  or that the  Tenants  will  have  performed  their  obligations thereunder. Except for the Venator Lease or any other Lease with any affiliate of Seller, the termination of any Lease prior to the Closing shall not affect the obligations of Purchaser under this Agree ment, or entitle Purchaser to an abatement of or credit against the Purchase Price or give rise to any claim on the part of Purchaser against Seller, unless such termination results from Seller's breach of such Lease or the terms of this Agreement.

     (iv) Commissions payable under any brokerage agreements shall be adjusted and prorated as set forth in Section 4.2.7.

     6.1.5. Contracts. Seller has delivered or made available to Purchaser true and complete copies of the Contracts. To Seller's knowledge, there are no contracts or agreements other than those listed on Schedule 4 to which the Property is subject and which would remain in effect after the Closing Date.

     6.1.6. Condemnation. Seller has not received any written notice of any existing, pending or contemplated condemnation, eminent domain or similar proceeding with respect to the Real Property, or any portion thereof.

     6.1.7. Tax Appeal Proceedings. Except as set forth on Schedule 5 attached hereto, Seller has not filed, and has not retained anyone to file, notices of protest against, or to commence actions to review, real property tax assessments against the Real Property.

     6.1.8. Permits and Licenses. Seller has delivered or made available to Purchaser true and complete copies of the Permits and Licenses (to the extent the same are in Seller's possession). To Seller's knowledge, Seller has received no written notice (other than written notices that have been subsequently rescinded) and Seller has no knowledge that any of the Permits and Licenses are not in full force and effect or that there is a violation of such Permits and Licenses. Seller will pay all fees which are due in connection with the Permits and Licenses for the period prior to the Closing. Purchaser acknowledges that the Improvements located on the Broadway Parcel are not covered by a certificate of occupancy.

     6.1.9. Insurance Policies. Schedule 6 annexed hereto and made a part hereof is a true, correct and complete schedule of all insurance policies maintained by Seller with respect to the Property and the amount of coverage afforded by each such

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policy.  All  premiums  due (or in the event that such  premiums  are payable in installments, all installments of such premium payments due) on such insurance policies have been fully paid. To Seller's knowledge, Seller has not received any written notice nor does Seller have any knowledge that it is in default under any insurance policy and to the best of Seller's knowledge, Seller has not received any written request for the performance of any work or alteration with
respect  to  the  Property  from  any   insurance   company  or  Board  of  Fire
Underwriters.

     6.1.10. Legal Action Against Seller. Except for matters which Seller anticipates are fully covered by insurance and/or noted on Schedule 7, there are no judgments, orders, or decrees of any kind against Seller unpaid or unsatisfied of record or otherwise. There is no action, suit or other legal or administrative agency action relating to the Property which would adversely affect the Property for its present use or affect Seller's ability to perform its obligations under this Agreement, nor does Seller have any knowl edge of any threatened legal action, suit or other legal or administrative proceeding relating to the Property.

     6.1.11. Rent Roll. Attached hereto as Exhibit E is a rent roll for the Property (the "Rent Roll") listing: all Tenants as of the date hereof, the base rent and Additional Rent billed to Tenants during the months of June and July, 1998 and the Security Deposit held (which is the amount required to be held pursuant to the applicable Leases) by Seller with respect to each Tenant as of the date hereof. The information set forth in the Rent Roll is true and correct in all material respects. With respect to any monetary amounts described in the Rent Roll (other than Security Deposits), the term "true and correct in all material respects" shall be construed to mean that, to the extent that the Rent Roll overstates or understates the actual amounts of such items, the net annual adverse economic effect on Purchaser of such overstatements or understatements in the aggregate does not exceed an amount equal to $250,000 (the "Threshold Economic Effect"). The representations and warranties and provisions of this
Section 6.1.11 (other than with respect to Security Deposits) shall expire upon the close of business on June 24, 1998, and shall thereafter be of no further force or effect, provided, however, that in the event that Seller receives a notice from Purchaser prior to such date as a result of inaccu racies in the representations contained in this Section which create a Threshold Economic Effect, Seller shall pay to Purchaser monthly (from and after the Closing) one twelfth (1/12) of the annual amount over the five (5) period following the Closing Date by which the actual annual overstatement exceeds the Threshold Economic Effect. The calculation of the annual payment due pursuant to the preceding sentence shall be based upon the terms

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of the Leases  with  respect to which the  overstatement  relates on the Closing
Date. In addition, any increases in rent pursuant to the applicable Lease after the date hereof shall be excluded in calculating overstatements. For example, if a portion of the overstatement relates to a Lease which by its terms expires two years from the Closing Date, the overstatement shall not include the economic effect of such lease in calculating the annual payment due in the third, fourth and fifth years from the Closing Date.

     6.1.12. Employees. Attached hereto as Schedule 8 is a listing of all employees employed by Seller at the Real Property on the date hereof whose duties are restricted to the management, maintenance or operation of the Improvements and the other Property the "Employees"), together with their respective salaries, wages, vacation pay and other fringe benefits.

     6.1.13. Transfer to Seller. The Property has been transferred to Seller by the immediately prior owner of the Property prior to the date hereof.

     6.2. Seller's Knowledge. For purposes of this Agreement and any document delivered at Closing, whenever the phrases "to Seller's knowledge", "to the current, actual knowledge of Seller" or the "knowledge" of Seller and/or Venator Group, Inc. or words of similar import are used, they shall be deemed to refer to the actual knowledge only of Seller, Venator Group, Inc., and/or any affiliate or predecessor of Seller or Venator Group, Inc. and not any implied, imputed or constructive knowledge, without any inde pendent investigation having been made or any implied duty to investigate.

     6.3. Change in Representation/Waiver. Notwithstanding anything to the contrary contained herein, Purchaser acknowledges that Purchaser shall not be entitled to bring any action after the Closing Date based on any representation made by Seller in this Article VI to the extent that, prior to Closing, Purchaser shall have or shall obtain actual knowledge (and not merely any implied, imputed or constructive knowledge, without any independent investigation having been made or any implied duty to investigate) of any information that was contradictory to such representation or warranty. In furtherance thereof, Purchaser and Seller expressly agree that Seller shall have no liability with respect to any of the foregoing representations and warranties to the extent that, prior to the Closing, Purchaser obtains actual knowledge (and not merely any implied, imputed or constructive knowledge, without any independent investigation having been made or any implied duty to investigate) (from whatever source, including, without limitation, any property manager, any materials furnished to Purchaser, the Estoppel Certificates,

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Purchaser's due diligence tests, investigations and inspections of the Property, or written disclosure by Seller or Seller's agents and employees) that renders any of the foregoing representations and warranties untrue or incorrect, and Purchaser nevertheless consum mates the transaction contemplated by this Agreement.

     6.4. Survival. The express representations and warranties made in this Agree ment by Seller shall not merge into any instrument of conveyance delivered at the Closing and all of the representations and warranties made in this Agreement by Seller (other than those set forth in Section 6.1.11, which shall expire upon the close of business on June 24, 1998 and be of no further force or effect thereafter except as provided therein) shall survive the Closing for a period of six (6) months; provided, however, that any action, suit or proceeding with respect to the truth, accuracy or completeness of such representations and warranties shall be commenced, if at all, on or before the date which is seven
(7) months after the date of the Closing and, if not commenced on or before such date, thereafter shall be void and of no force or effect. The terms and provisions of this Section 6.4 shall survive the Closing.

     6.5. Limitation of Liability. Notwithstanding anything to the contrary or incon sistent in this Agreement or in any of the agreements, certificates or affidavits delivered by Seller pursuant to this Agreement, except with respect to the matters covered under Section 4.2.7 hereof (i) Seller shall have no liability for any particular loss, claim, cost or expense suffered or incurred by Purchaser as a result of the inaccuracy of any of the representations or warranties of Seller hereunder and/or under any of the agreements, certificates or affidavits of Seller set forth in or delivered pursuant to this Agreement if the same shall have a monetary value (or be in a monetary amount claimed) of less than Twenty-Five Thousand Dollars ($25,000) and (ii) the aggregate liability of Seller arising pursuant to or in connection with the representations and warranties of Seller and/or the agreements or certificates or affidavits of Seller set forth in or delivered pursuant to this Agreement shall not exceed Ten Million Dollars ($10,000,000). Purchaser expressly waives, relinquishes and releases any right of rescission it may have against Seller after the Closing as a result of Seller's breach of representation or warranty. Notwithstanding anything to the contrary, Seller shall indemnify Purchaser and Purchaser shall indemnify Seller for any and all leasing commissions that are due with respect to any lease renewal or expansion and are not paid by the indemnifying party in accordance with Section 4.2.7. The terms and provisions of this Section 6.5 shall survive Closing and/or termination of this Agreement.


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     6.6.  "AS IS" Sale.  Subject only to Seller's  covenants,  representations, warranties and indemnifications in this Agreement, Purchaser shall purchase the Property in its "AS IS" condition at the Closing Date, subject to all latent and patent defects (whether physical, financial or legal, including title defects), based solely on Purchaser's own inspec tion, analysis and evaluation of the Property and not in reliance on any records or other information obtained from Seller or on Seller's behalf. Purchaser acknowledges that it is not relying on
any  statement  or  representation  (other  than  representations,   warranties,
covenants and indemnifications contained in this Agreement) that has been made or that in the future may be made by Seller or any of Seller's employees, agents, attorneys or repre sentatives concerning the condition of the Property (whether relating to physical conditions, operation performance, title, or legal matters).


                                  ARTICLE VII.

                   Representations and Warranties of Purchaser

     Purchaser represents and warrants to Seller that the following matters are true and correct as of the date hereof.

     7.1. Authority. Purchaser is a limited liability company duly organized and validly existing under the laws of the State of New York. This Agreement has been duly autho rized, executed and delivered by Purchaser, is the legal, valid and binding obligation of Purchaser, and does not violate any provision of any agreement or judicial order to which Purchaser is a party or to which Purchaser is subject. All documents to be executed by Purchaser which are to be delivered at Closing will, at the time of Closing, be duly authorized, executed and delivered by Purchaser, be legal, valid and binding obligations of Purchaser, and will not violate any provision of any agreement or judicial order to which Purchaser is a party or to which Purchaser is subject.

     7.2. Bankruptcy or Debt of Purchaser. Purchaser represents and warrants to Seller that Purchaser has not made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by Purchaser's creditors, suffered the appointment of a receiver to take possession of all, or substantially all, of Purchaser's assets, suffered the attachment or other judicial seizure of all, or substantially all, of Purchaser's assets, admitted in writing its inability to pay its debts

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as they come due or made an offer of settlement, extension or composition to its creditors generally.

     7.3. No Financing Contingency. It is expressly acknowledged by Purchaser that this transaction is not subject to any financing contingency and that no financing for this transaction shall be provided by Seller. Purchaser has or will have at the Closing Date, sufficient cash, available lines of credit or other sources of immediately good funds to enable it to make payment of the Purchase Price and any other amounts to be paid by it hereunder.

     7.4. Purchaser's Acknowledgment. Purchaser acknowledges and agrees that, except as expressly provided in this Agreement, Seller has not made, does not make and specifically disclaims any representations, warranties, promises, covenants, agreements or guaranties of any kind or character whatsoever, whether express or implied, oral or written, of, as to, concerning or with respect to
(a) the nature, quality or condition of the Property, including, without limitation, the water, soil and geology, (b) the income to be derived from the Property, (c) the suitability of the Property for any and all activities and uses which Purchaser may conduct thereon, (d) the compliance of or by the Property or its operation with any laws, rules, ordinances, designations or regulations of any applicable governmental authority or body, including, without limitation, the Americans with Disabili ties Act, any applicable federal, state or local landmark designations, and any rules and regulations promulgated under or in connection with any of the foregoing, (e) the habit ability, merchantability or fitness for a particular purpose of the Property, (f) the current or future real estate tax liability, assessment or valuation of the Property, (g) the availability or non-availability or withdrawal or revocation of any benefits or incentives conferred by any federal, state or municipal authorities, or (h) any other matter with respect to the Property, and specifically that Seller has not made, does not make and specifically disclaims any representations regarding solid waste, as defined by the U.S. Environmental Protection Agency regulations at 40 C.F.R., Part 261, or the disposal or existence, in or on the Property, of any hazardous substance, as defined by the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, and applicable state laws, and regulations promulgated thereunder. Purchaser further acknowledges and agrees that, except as expressly provided in this Agreement, having been given the oppor tunity to inspect the Property, Purchaser is relying solely on its own investigation of the Property and not on any information provided or to be provided by Seller. Purchaser further acknowledges and agrees that any information provided or to be provided with respect to the Property was obtained from a variety of sources and that Seller, except as

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otherwise  provided  herein,  has not  made  any  independent  investigation  or verification of such information. Purchaser further acknowledges and agrees that, except as expressly provided in this Agreement, and as a material inducement to the Seller's execution and delivery of this Agreement, the sale of the Property as provided for herein is and on an "as is, where is" condition and basis. Purchaser acknowledges, represents and warrants that Purchaser is not in a significantly disparate bargaining position with respect to Seller in connection with the transaction contemplated by this Agreement; that Purchaser freely and fairly agreed to this waiver as part of the negotiations for the transaction contemplated by this Agreement; and that Purchaser is represented by legal counsel in connection with this transaction and Purchaser has conferred with such legal counsel concerning this waiver. The terms and provisions of this
Section 7.4 shall survive the Closing and/or termination of this Agreement.

     7.5. Survival. The express representations and warranties made in this Agree ment by Purchaser shall not merge into any instrument or conveyance delivered at the Closing and all of the representations and warranties made in this Agreement by Purchaser shall survive the Closing for a period of six (6) months; provided, however, that any action, suit or proceeding with respect to the truth, accuracy or completeness of all such represen tations and warranties shall be commenced, if at all, on or before the date which is six (6) months after the date of the Closing and, if not commenced on or before such date, thereafter shall be void and of no force or effect. The terms and provisions of this Section 7.5 shall survive the Closing.


                                  ARTICLE VIII.

                      Seller's Interim Operating Covenants

     8.1. Operations. Seller agrees to continue to operate, manage and maintain the Improvements through the Closing Date or the termination of this Agreement in the ordinary course of Seller's business and substantially in accordance with Seller's present practice, subject to ordinary wear and tear and further subject to Article XI of this Agreement. Notwithstanding the foregoing, Seller shall only be responsible for one-half (1/2) of the cost of the facade repairs to the Improvements, up to a maximum of $450,000 ("Seller's Share"), and Purchaser agrees on the Closing Date to assume and reimburse Seller for any and all liabilities and obligations of Seller with respect to such repairs above Seller's Share under any contract with respect to such repairs approved by Seller and

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Purchaser,  whether  arising  prior to or after the Closing  Date.  Seller's and
Purchaser's consent shall be required to approve any contractors and agreements necessary for the completion of such repairs, which consent shall not be unreasonably withheld.

     8.2. Maintain Insurance. Seller agrees to maintain until the Closing Date or the termination of this Agreement the insurance on the Property which is at least equivalent in all material respects to the insurance policies identified in Schedule 6.

     8.3. Personal Property. Seller agrees not to transfer to any third party or remove any Personal Property from the Improvements after the date hereof, except for repair or replacement thereof and except in the case of any termination of this Agreement. Any items of Personal Property replaced after the date hereof shall be promptly installed prior to Closing and shall be of substantially similar quality to the item of Personal Property being replaced, subject to
Section 8.1.

     8.4.  No Sales.  Except for the  execution  of tenant  leases  pursuant  to
Section 8.5 and except in the case of any termination of this Agreement, Seller agrees that it shall not convey any interest in the Property to any third party.

     8.5. Tenant Leases. Seller shall not, from and after the date hereof and until the termination of this Agreement, (i) modify, renew or waive any material rights under the Leases or grant any consent under the Leases, (ii) terminate any Lease except by reason of a default by the Tenant thereunder or as required by law, (iii) enter into a new tenant lease, or (iv) accept a surrender, termination or cancellation of any Lease by the Tenant thereun der, except if Seller's consent is not required in accordance with the terms of such Lease or as required by law, in each case without the prior written approval of Purchaser. If Purchaser approves of Seller's entering into a new tenant lease, then Purchaser shall pay to Seller on the Closing Date, in the same manner as the Purchase Price the following, to the extent actually approved by Purchaser:
(i) the amount of the brokerage  commission  due in connection  with such lease,
(ii) the cost of any tenant improvements to be performed by the landlord under the terms of such lease, and (iii) the amount of any cash work allow ances required to be given by the landlord to the tenant under the terms of such lease (the "Letting Expenses"), to the extent actually paid by Seller on or before the Closing Date in accordance with agreements approved by Purchaser. Except as set forth in Section 10.2.1, Purchaser and Seller acknowledge that Seller shall be required to pay all Letting Expenses relating to the Venator Lease. Upon Seller's execution and delivery of any such lease approved by Purchaser (including, without limitation, the Venator Lease), the same

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shall be and be deemed  to be a Lease for all  purposes  under  this  Agreement.
Seller shall deliver to Purchaser copies of all default notices delivered to or received from Tenants promptly after such delivery or receipt.

     8.6. Reserved.

     8.7. Tenant Estoppels. Seller shall promptly deliver to each Tenant for such Tenant's execution an estoppel certificate certified to Purchaser (each, an "Estoppel Certificate") substantially in the form of the estoppel certificate attached to each such Tenant's Lease, or, with respect to any Lease that does not include a form of estoppel certificate, an estoppel certificate which substantially incorporates the estoppel provisions expressly contained in any such Lease. Seller shall cause all of its affiliates, including, without limitation, Venator Group, Inc., to execute and return an Estoppel Certificate to Seller and Seller shall use reasonable efforts to cause all other Tenants to execute and return the Estoppel Certificates to Seller not later than five (5) business days prior to Closing, but Seller shall not be required to expend any money (other than nominal sums), provide any financial accommodations or commence any litigation. Seller shall use reasonable efforts to deliver to Purchaser a copy of each Estoppel Certificate promptly after Seller's receipt thereof. Subject to Section 9.2.3, in no event shall Purchaser have any right to terminate this Agreement, nor shall Purchaser be entitled to a reduction of the Purchase Price or otherwise be relieved from its obligations hereunder on account of any statement made or information contained in any Estoppel Certificate, but Purchaser's rights hereunder with respect to Seller's representations and warranties shall, subject to Section 6.3, remain unimpaired thereby. To the extent that Seller delivers an Estoppel Certificate from a Tenant subsequent to Seller's delivery of an Estoppel Certificate in the form of Exhibit S executed by Seller with respect to such Tenant, Seller shall be released from any liability in connection with Seller's representations contained therein.

     8.8. Contracts. Seller may, between the date hereof and the Closing, extend, renew, replace or modify any Contract or enter into any new Contract if the terms thereof are on commercially reasonable and competitive terms and the term thereof is cancellable upon no more than thirty (30) days prior written notice, without premium or penalty. At Purchaser's option exercisable by giving written notice to Seller at least ten (10) business days prior to the Closing, Seller shall use its best efforts to terminate all Contracts (and Purchaser shall cooperate with Seller in connection therewith) by giving written notice thereof to the parties to each of the Contracts. Seller shall pay the termination fees due

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under the property management agreement with Park Tower Management and all other termination fees.

     8.9. Tax Appeal Proceedings. Purchaser hereby agrees and acknowledges that Seller shall have the right to continue to prosecute any tax appeal or tax abatement proceeding with respect to the Property for the tax years prior to the 1998/1999 tax year which was commenced by Seller prior to the date hereof. If any such tax appeals or tax abatement proceedings result in tax refunds or rebates from the applicable taxing authori ties, then, after deduction for Seller's reasonable costs and expenses (including reasonable attorneys' fees) incurred in connection with such tax appeal or abatement proceedings and subject to the rights, if any, of Tenants under their Leases with respect thereto (i) Seller shall be entitled to receive any such refund or rebate with respect to the period prior to the Closing and (ii) Purchaser shall be entitled to receive any such refund or rebate with respect to the period from and after the Closing. The party which actually receives such tax refunds or rebates from the taxing authorities shall promptly notify the other party thereof and pay to such party the amounts due to such party pursuant to the terms hereof. At the Closing, Seller shall assign to Purchaser all tax appeals and tax abatement proceed ings pending with respect to the Property for the 1998/1999 tax year and any subsequent tax years. Seller agrees that it will not commence any tax appeal or tax abatement proceeding after the date hereof without Purchaser's consent and shall commence any such action (at Purchaser's sole cost and expense) promptly upon Purchaser's request. The terms and provisions of this Section 8.9 shall survive the Closing.

     8.10. Notices of Violation. Seller shall promptly notify Purchaser of, and shall promptly deliver to Purchaser a copy of any notice Seller may receive, on or before the Closing, from any governmental authority, concerning a violation of laws at or a discharge of hazardous substances from or upon the Property.

     8.11. Access. Seller agrees to afford Purchaser and its employees and autho rized agents with access to the Property prior to the Closing, at reasonable times and upon reasonable advance notice, provided that neither Purchaser nor any of its employees or agents shall enter any portion of the Property unless accompanied by a representative of Seller and that Seller shall not be required to incur any cost or expense or commence any action to afford Purchaser with such access. Purchaser specifically agrees that neither it nor any of its employees or agents shall communicate directly with any Employees or Tenants unless such communication shall have been approved by Veronica Hackett (or any other representative of Seller designated by Seller for such purposes), which approval

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shall  not  be  unreasonably  withheld.  Seller  shall  be  entitled  to  have a representative present during any communications between Purchaser and any of the Employees or Tenants.


                                   ARTICLE IX.

                               Closing Conditions

     9.1. Conditions to Obligations of Seller. The obligations of Seller under this Agreement to sell the Property and consummate the other transactions contemplated hereby shall be subject to the satisfaction of the following conditions on or before the Closing Date, except to the extent that any of such conditions may be waived by Seller in writing at Closing in the Seller's sole and absolute discretion.

     9.1.1. Representations, Warranties and Covenants of Purchaser. All representations and warranties of Purchaser in this Agreement shall be true and correct in all material respects as of the Closing Date, with the same force and effect as if such representations and warranties were made anew as of the Closing Date, and Purchaser shall have performed and complied in all material respects with all covenants and agree ments required by this Agreement to be performed or complied with by Purchaser on or prior to the Closing Date. Notwithstanding the foregoing, Purchaser may cure any breach of representation or warranty and otherwise satisfy all conditions to Seller's obligation to close set forth in this Section 9.1.1 by paying the Balance of the Purchase Price and performing all other obligations of Purchaser hereunder of a monetary nature on the Closing Date.

     9.1.2. No Orders. No order, writ, injunction or decree shall have been entered and be in effect by any court of competent jurisdiction or any authority, and no statute, rule, regulation or other requirement of any governmental authority shall have been promulgated or enacted and be in effect, that restrains, enjoins or invalidates the transac tions contemplated hereby.

     9.1.3. Termination. Subject to Article XII, in the event Seller shall elect not to close due to the failure of any one or more of the conditions precedent to Seller's obligation to sell set forth in this Section 9.1 which has not been waived by Seller in writing in Seller's sole and absolute discretion, Seller shall so notify Purchaser on the day of Closing in writing specifying the unfulfilled conditions, Seller shall direct the Escrow Agent

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to return the Deposit to  Purchaser  and this  Agreement  shall  terminate,  and neither party shall have any further obligation under this Agreement (except the Surviving Termination Obligations). Notwithstanding anything to the contrary contained herein, in the event that Seller delivers a termination notice to Purchaser pursuant to this Section 9.1.3, Purchaser shall have the right (provided that it delivers a notice to Seller within five (5) business days of its receipt of Seller's termination notice), to extend the scheduled Closing Date for a period of up to thirty (30) business days in order to allow the satisfaction of the unfulfilled conditions to the obligations of Seller specified in Seller's termination notice.

     9.2. Conditions to Obligations of Purchaser. The obligations of Purchaser under this Agreement to purchase the Property and consummate the other transactions contemplated hereby shall be subject to the satisfaction of the following conditions on or before the Closing Date, except to the extent that any of such conditions may be waived by Purchaser in writing at Closing in the Purchaser's sole and absolute discretion.

     9.2.1.   Representations,   Warranties   and   Covenants  of  Seller.   All
representations and warranties of Seller in this Agreement shall be true and correct in all material respects as of the Closing Date, with the same force and effect as if such repre sentations and warranties were made anew as of the Closing Date, any changes to such representations disclosed by Seller pursuant to Section 10.1.9 shall be acceptable to Pur chaser in its sole discretion, and Seller shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by Seller prior to the Closing Date.

     9.2.2. No Orders. No order, writ, injunction or decree shall have been entered and be in effect by any court of competent jurisdiction or any authority, and no statute, rule, regulation or other requirement shall have been promulgated or enacted and be in effect, that restrains, enjoins or invalidates the transactions contemplated hereby.

     9.2.3. Estoppels. Purchaser shall not have received Estoppel Certifi cates dated not earlier than thirty (30) days prior to the Closing Date in the form required by this Agreement from (i) all affiliates of Seller occupying all or any portion of the Property and (ii) Tenants (other than those described in clause (i) of this sentence) occupying an aggregate of 175,000 square feet of the Improvements; provided, however, the condition set forth in this clause (ii) shall be deemed satisfied if Seller delivers a Seller's Estoppel Certificate executed by Seller and Seller's Affiliate (in the form set forth on Exhibit S) with respect to Leases for Tenants (other than those described in clause (i) of

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this sentence)  occupying the balance of the required 175,000 square feet of the
Improve ments not satisfied by direct Estoppel Certificates from Tenants. Seller may supplement a Tenant's Estoppel Certificate dated more than thirty (30) days prior to the Closing Date by delivering a Seller's Estoppel Certificate limited to the period between the date of the Tenant Estoppel Certificate and the Closing Date.

     9.2.4. Title. At the time of Closing, title to the Property shall be as provided in this Agreement.

     9.2.5. Termination. Subject to Article XII, in the event Purchaser shall elect not to close due to the failure of any one or more of the conditions precedent to Purchaser's obligation to consummate this transaction set forth in this Section 9.2 which has not been waived by Purchaser in writing in Purchaser's sole and absolute discretion, Purchaser shall so notify Seller on the day of Closing in writing specifying the unfulfilled conditions, Seller shall direct the Escrow Agent to return the Deposit to Purchaser and this Agreement shall terminate, and neither party shall have any further obligation under this Agreement (except the Surviving Termination Obligations). Notwithstanding anything to the contrary contained herein, in the event that Purchaser delivers a termination notice to Seller pursuant to this Section 9.2.4, Seller shall have the right (provided that it delivers a notice to Purchaser within two (2) business days of its receipt of Purchaser's termination notice), to extend the scheduled Closing Date for a period of up to ten (10) business days in order to allow the satisfaction of the unfulfilled conditions to the obligations of Purchaser specified in Purchaser's termination notice.


                                   ARTICLE X.

                                     Closing

     10.1. Seller's Closing Obligations. Seller shall, at its sole cost and expense, execute, acknowledge (where applicable) and deliver or cause to be delivered to Pur chaser at Closing the following:

     10.1.1. A bargain and sale deed without covenant against grantor's acts (the "Deed") substantially in the form attached hereto as Exhibit G, conveying to Purchaser the Land and Improvements in fee simple, subject only to the Permitted Excep tions.

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     10.1.2.  An "Assignment  and Assumption of Leases" in the form of Exhibit H attached hereto, with respect to the Leases and the Security Deposits.

     10.1.3. An "Assignment and Assumption of Contracts" in the form of Exhibit I attached hereto.

     10.1.4. A list of Security Deposits required to be held pursuant to the applicable Leases.

     10.1.5. Copies of the Contracts, the Licenses and Permits and the warranties and guarantees (originals will be provided if available).

     10.1.6. Originals (to the extent in Seller's possession or control, otherwise photostatic copies thereof) of all Leases in effect on such date and all other documents in the possession of Seller relating to the Tenants, including any Estoppel Certificates received by Seller from any of the Tenants.

     10.1.7. Written notices executed by Seller and addressed to each Tenant (i) advising each such Tenant of the sale of the Property and the transfer of the unapplied amount of its security deposit (if any) to Purchaser in accordance with New York General Obligations Law Section 7-105 and (ii) indicating that rent should thereafter be paid to Purchaser and giving instructions therefor, substantially in the form of Exhibit J attached hereto. Purchaser agrees to deliver such notices to the Tenants, by registered or certified mail, within five (5) days after the Closing Date and hereby agrees to indemnify and hold Seller harmless from and against all loss, cost and expense incurred by Seller as a result of Purchaser's failure to so deliver such notices to the Tenants. Purchaser's obligations under this Section 10.1.7 shall survive the Closing.

     10.1.8. Written notices executed by Seller, addressed to each party performing services pursuant to a Contract indicating that the Property has been sold to Purchaser and that either (i) all rights of Seller thereunder have been assigned to Purchaser or (ii) if requested by Purchaser in accordance with
Section 8.8, Seller has terminated such Contract.

     10.1.9. A certificate in the form of Exhibit K attached hereto, indicating that the representations and warranties of Seller set forth in Article VI are true and correct on the Closing Date, or, if there have been changes, describing such changes.

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     10.1.10.  A bill of sale in the form  attached  hereto as  Exhibit L convey ing, transferring and selling to Purchaser (with no value separate from the Real Property) all right, title and interest of Seller in and to the Personal Property.

     10.1.11. The License Agreement.

     10.1.12. A certificate substantially in the form attached hereto as Exhibit M certifying that Seller is not a "foreign person" as defined in Section 1445 of the Code.

     10.1.13. A New York City Real Property Transfer Tax Return and New York State Combined Real Estate Transfer Tax Return and Credit Line Mortgage Certificate (Form TP-584) (together, the "Transfer Tax Returns"), each duly signed by Seller, together with the payment of the amount of the Transfer Taxes, if any, due in connection with the transactions contemplated hereunder, in each case by delivery to the Title Company of a certified check payable to the order of the Commissioner of Finance in the amount of the Transfer Tax due to New York City and a certified check payable to the order of the New York State Department of Taxation and Finance in the amount of the Transfer Tax due to New York State (unless Seller elects to have Purchaser make such payments with a credit against the Purchase Price, in which case such payments shall be so made by Purchaser).

     10.1.14. The following items to the extent in Seller's possession or under Seller's control: (i) keys for all entrance doors in the Improvements, (ii) all original (or copies if originals are not available) books, records, tenant files, operating reports, files, plans and specifications and other materials related to the operation of the Property; (iii) the originals (or copies where originals are not available) of the Contracts and the Licenses and Permits, and
(iv) a revised Rent Roll certified by an authorized officer of Seller, updated to within ten (10) business days of the Closing.

     10.1.15. Evidence reasonably satisfactory to Purchaser and the Title Company that the person executing the Closing documents on behalf of Seller has full right, power and authority to do so.

     10.1.16. An affidavit in lieu of registration as required by Chapter 664 of the Laws of 1978 in the form of Exhibit N.


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     10.1.17.  Affidavits and other matters as are  reasonably  requested by the
Title Company pursuant to Section 5.1.5 of this Agreement.

     10.1.18. At Closing, Seller shall have delivered possession of the Property to Purchaser, subject to the Permitted Exceptions and the rights of Tenants under the Leases.

     10.1.19. The Venator SNDA.

     10.1.20. Such other documents as may be reasonably necessary or appropriate to effect the consummation of the transactions which are the subject of this Agreement.

     10.2. Purchaser's Closing Obligations. Purchaser, at its sole cost and expense, shall deliver or cause to be delivered to Seller (or, in the case of an Exchange, to the Qualified Intermediary) or the Tenant under the Venator Lease, as applicable, at Closing the following:

     10.2.1. The Balance of the Purchase Price, after all adjustments are made at the Closing as herein provided to Seller, and a payment to the tenant under the Venator Lease in respect of such tenant's initial improvements to the Venator Premises that were completed prior to the Closing Date, up to
$11,000,000, in each case by Federal Reserve wire transfer of immediately available funds. To the extent that such initial improvements have not been completed prior to the Closing Date, then, in order to secure Purchaser's obligation to pay $11,000,000 (minus amounts paid pursuant to the immediately preceding sentence) to the tenant under the Venator Lease, Purchaser shall pay to the Escrow Agent, at the Closing, by Federal Reserve wire transfer of immediately available funds, the balance thereof remaining to be paid to the tenant under the Venator Lease so that Purchaser's total payment equals $11,000,000 and the tenant under the Venator Lease, the Escrow Agent and Purchaser shall enter into an escrow agreement, in form and substance reasonably satisfactory to the parties thereto, governing disbursement of said $11,000,000 (minus amounts paid pursuant to the immediately preceding sentence) in accordance with the terms of the Venator Lease, provided, however, that the only condition to the disbursement of the $11,000,000 (minus amounts paid pursuant to the immediately preceding sentence) shall be Purchaser's receipt of a certification from the tenant under the Venator Lease that the initial tenant improvements have been completed.


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     10.2.2. Purchaser shall duly execute, acknowledge (as appropriate) and deliver:

          (i)  the Assignment and Assumption of Leases;

          (ii) the Assignment and Assumption of Contracts;

          (iii) receipt for delivery and acceptance of the Security Deposits;

          (iv) the License Agreement; and

          (v)  the Transfer Tax Returns.

     10.2.3. A non-disturbance agreement (the "Venator SNDA") in favor of the tenant under the Venator Lease, duly executed, acknowledged and delivered by the holder of any mortgage granted by Purchaser with respect to the Real Property or any portion thereof, in the form of Exhibit O attached hereto.

     10.2.4. Evidence reasonably satisfactory to Seller and the Title Company that the person executing the Closing documents on behalf of Purchaser has full right, power and authority to do so.

     10.2.5. A certificate in the form of Exhibit P attached hereto, indicating that the representations and warranties of Purchaser set forth in Article VII are true and correct on the Closing Date, or, if there have been changes, describing such changes.

     10.2.6. Such other documents as may be reasonably necessary or appropriate to effect the consummation of the transactions which are the subject of this Agreement.



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                                   ARTICLE XI.

                                  Risk of Loss

     11.1. Condemnation and Casualty. If, prior to the Closing Date, all or any portion of the Property is taken by eminent domain, or is the subject of a pending taking which has not been consummated, or is destroyed or damaged by fire or other casualty, Seller shall notify Purchaser of such fact promptly after Seller obtains knowledge thereof. If such condemnation or casualty is Material (as such term is hereinafter defined), Pur chaser shall have the option to terminate this Agreement upon notice to Seller given not later than fifteen
(15) business days after receipt of Seller's notice, or the Closing Date, whichever is earlier. If this Agreement is terminated, the Deposit shall be returned to Purchaser and thereafter neither Seller nor Purchaser shall have any further rights or obligations to the other hereunder except with respect to the Surviving Termination Obligations. If this Agreement is not terminated, Seller shall not be obligated to repair any damage or destruction but (x) Seller shall assign and turn over to Purchaser the insurance proceeds as they relate to property damage to Property that the Purchaser will have an interest in after the Closing or condemnation awards, as applicable, net of any costs of repairs and net of reasonable collection costs (or, if such have not been awarded, all of its right to receive the same) authorized by Purchaser to be paid and actually paid by Seller with respect to such fire or other casualty or condemnation, including any rent abatement insurance accruing after the Closing for such casualty or condemnation, provided that Purchaser shall retain the exclusive right to file and prosecute the adjustment, compromise or settlement of any claim for the insurance proceeds as they relate to property damage to Property that the Purchaser will have an interest in after the Closing, and (y) the parties shall proceed to Closing pursuant to the terms hereof without abatement of the Purchase Price except for a credit in the amount of the applicable insurance deductible.

     11.2. Condemnation not Material. If the condemnation is not Material, then the Closing shall occur without abatement of the Purchase Price and, after deducting Seller's reasonable costs and expenses incurred in collecting any award, Seller shall assign all remaining awards or any rights to collect awards to Purchaser on the Closing Date.

     11.3. Casualty not Material. If the Casualty is not Material, then the Closing shall occur without abatement of the Purchase Price (except for a credit against the Purchase Price in the amount of the applicable deductible under Seller's insurance policies), Seller shall not be obligated to repair such damage or destruction and Seller shall

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assign and turn over to Purchaser all of the insurance proceeds net of any costs of repairs and net of reasonable collection costs (or, if such have not been awarded, all of its right, title and interest therein) authorized by Purchaser to be paid and actually paid by Seller with respect to such fire or such casualty, including any rent abatement insurance accruing after the Closing for such casualty.

     11.4. Materiality. For purposes of this Article XI, the term "Material" shall mean:

     (i) with respect to a taking by eminent domain, a taking of (x) any portion of the Broadway Parcel or the Improvement thereon, or (y) the entirety of either the Barclay Parcel or the Park Place Parcel, or both, and the Improvements located thereon, excluding, however, any taking solely of subsurface rights or takings for utility easements or right of way easements, if the surface of such Land, after such taking, may be used in substantially the same manner as though such rights had not been taken; and

     (ii) with respect to a casualty, any casualty such that the cost of repair, as reasonably estimated by an independent engineer licensed to do business in the State of New York acceptable to Seller and Purchaser, is in excess of $10,000,000.

     11.5. General Obligations Law. The provisions of this Article XI are intended to supersede those of Section 5-1311 of the General Obligations Law of New York.

                                  ARTICLE XII.

                                     Default

     12.1. Default by Seller. Except as set forth below, in the event the Closing and the transactions contemplated hereby do not occur as provided herein by reason of the default of Seller, Purchaser may elect, as the sole and exclusive remedy of Purchaser, to (i) terminate this Agreement and receive the Deposit from the Escrow Agent in accordance with the terms and provisions of
Section 3.2 hereof, and in such event Seller shall not have any liability whatsoever to Purchaser hereunder other than with respect to the Surviving Termination Obligations, or (ii) enforce specific performance of, or seek other equitable actions under, this Agreement, provided none of the same requests or entitles Purchaser to any monetary damages from Seller. Purchaser shall be deemed to have elected to terminate this Agreement (as provided in subsection
(i) above) if Purchaser fails to deliver

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to Seller  written  notice of its intent to file a cause of action for  specific performance against Seller within thirty (30) days after written notice of termination from Seller or thirty (30) days after the originally scheduled Closing Date, whichever shall occur first, or having given Seller notice, fails to file a lawsuit asserting such cause of action within ninety (90) days after the originally scheduled Closing Date. Notwithstanding the foregoing, nothing contained herein shall limit Purchaser's remedies at law or in equity as to the Surviving Termination Obligations.

     12.2. Default by Purchaser. In the event the Closing and the transactions contemplated hereby do not occur as provided herein by reason of any default of Pur chaser, Purchaser and Seller agree it would be impractical and extremely difficult to fix the damages which Seller may suffer. Therefore, Purchaser and Seller hereby agree a reasonable estimate of the total net detriment Seller would suffer in the event Purchaser defaults and fails to complete the purchase of the Property is and shall be, as Seller's sole and exclusive remedy (whether at law or in equity), a sum equal to the Deposit. Upon such default by Purchaser, Seller shall have the right to receive the Deposit from the Escrow Agent, in accordance with the terms and provisions of Section 3.2 hereof, as its sole and exclusive remedy and thereupon this Agreement shall be terminated and neither Seller nor Purchaser shall have any further rights or obligations hereunder except with respect to the Surviving Termination Obligations. The amount of the Deposit shall be the full, agreed and liquidated damages for Purchaser's default and failure to complete the purchase of the Property, all other claims to damages or other remedies being hereby expressly waived by Seller. Notwithstanding the foregoing, nothing contained herein shall limit Seller's remedies at law or in equity as to the Surviving Termination Obligations. Notwithstanding the foregoing, Purchaser may cure any defaults by paying the Balance of the Purchase Price and performing all other obligations of Purchaser hereunder of a monetary nature on the Closing Date.


                                  ARTICLE XIII.

                                     Brokers

     13.1.   Brokerage   Indemnity.   Purchaser  shall  indemnify  Seller,   its
affiliates, and its and their partners, trustees, advisors, officers, and directors, against all losses, damages, costs, expenses (including reasonable fees and expenses of attorneys), causes of action, suits or judgments of any nature arising out of any claim, demand or liability to or asserted

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by any broker,  agent or finder,  licensed or otherwise,  claiming to have dealt with Purchaser in connection with this transaction other than J.P. Morgan Securities Inc. and The Georgetown Company (together, the "Broker"). Seller shall indemnify Purchaser and its affiliates, and its and their partners, members, trustees, advisors, officers and directors, against all losses, damages, costs, expenses (including reasonable fees and expenses of attorneys), causes of action, suits or judgments of any nature arising out of any claim, demand or liability to or asserted by the Broker in connection with this transaction or by any broker, agent or finder, licensed or otherwise, claiming to have dealt with Seller in connection with this transaction. Seller shall pay the Broker in connection with the consummation of the transactions contemplated by this Agreement pursuant to a separate agreement between Seller and Broker. The provisions of this Article XIII shall survive the Closing and/or termination of this Agreement.


                                  ARTICLE XIV.

                                 Confidentiality

     14.1. Publication. Purchaser and Seller shall consult with each other prior to making any public statements with respect to this Agreement and the transactions contem plated hereby and, except as otherwise may be required by law or in connection with any filings required to be made by either party with the Securities and Exchange Commission, Purchaser and Seller shall not make any public statements, including, without limitation, any press releases, with respect to this Agreement and the transactions contemplated hereby, without the prior written consent of the other party, which consent shall not be unreason ably withheld. Notwithstanding the foregoing, this Article 14 shall terminate and be of no further force and effect from and after the Closing.


                                   ARTICLE XV.

                                Employee Matters

     15.1. Employment Responsibilities. Seller shall terminate all Employees on the Closing Date. Purchaser shall offer to rehire and employ on and after the Closing not less than 33 Employees, which Seller represents is 60% of the aggregate number of Employees represented by any and all unions on the date hereof (collectively, the "Union Employ ees") on substantially the same wages, terms and conditions as such Union Employees were employed by Seller immediately prior to Seller's termination of such employment. Except as set forth below, Purchaser shall be solely responsible for, and hereby assumes all liabilities whatsoever with respect to: (i) all salaries and wages relating to any Union Employee hired by Purchaser and attributable to the period on and after the Closing Date, (ii) benefits relating to any Union Employee hired by Purchaser and attributable to the period on and after the Closing Date, (iii) benefit continuation and/or severance payments relating to any Union Employee as a result of any termination of employment of any Union Employee on and after the Closing Date, (iv) notices, payments, fines or assessments pursuant to any laws, rules or regulations with respect to the employment, discharge or layoff of Union Employees on or after the Closing Date, including, but not limited to, such liability as arises under the Worker Adjustment and Retraining Notification Act, Section 4980B of the Code (COBRA) and any rules or regulations as have been issued in connec tion with any of the foregoing and (v) any withdrawal liability under any multiemployer pension plans or similar arrangements with respect to the Union Employees (the aggregate amount of liabilities pursuant to clauses
(iii), (iv) and (v) being hereinafter collectively referred to as the "Employee Termination Liabilities"). Subject to the provisions of the next sentence, Seller shall be responsible for one-half (1/2) of the Employee Termination Liabilities (defined herein) up to a maximum of $250,000 (the "Maximum Termination Responsibility"). Purchaser may elect, without notice to Seller, to decrease the percent age of Union Employees which Purchaser is obligated to offer to rehire from 33 to any number (but not less than 27), provided that Purchaser shall, in addition to Purchaser's liabilities set forth above, be solely responsible for, and hereby assumes all Employee Termination Liabilities, with respect to a number of Union Employees equal to 33 minus the number of Union Employees Purchaser actually offered to hire. Solely for purposes of calculating Purchaser's liability pursuant to the immediately preceding sentence, Seller shall select which Union Employees shall be used in apportioning liability from the list of Union Employees which Purchaser did not offer employment.

     Subject to Seller's Maximum Termination Responsibility, Purchaser and Seller each hereby agrees to indemnify the other and their respective affiliates against, and agrees to defend and hold them harmless from any and all claims, losses, damages and expenses (including, without limitation, reasonable attorneys' fees) and other liabilities and obligations incurred or suffered as a result of any claim by or on behalf any Union Employee that arises under federal, state or local statute (including, without limitation, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1990, the Equal Pay Act, the Americans with Disabilities Act of 1990, the Employ ee Retirement Income Security Act of 1974 and all other statutes regulating the terms and conditions of employment), regulation or ordinance, under the common law or in equity (including any claims for wrongful discharge or otherwise, but specifically excluding any claims under any policy, agreement, understanding or promise, written or oral, formal or informal (other than the CBAs), between Seller and the Union Employees), arising solely as a result of termination of employment on the Closing Date. Seller shall indemnify and hold Purchaser harmless from any of the foregoing to the extent arising out of any acts or omissions that occurred (or, in the case of omissions, failed to occur) prior to the Closing Date.

     15.2. Collective Bargaining Agreements. Effective as of the Closing, Purchaser shall diligently proceed in good faith to enter into or otherwise become a party or subject to and thereafter observe, pay and perform all obligations and liabilities under, arising from or otherwise relating to (i) the 1996 Commercial Building Agreement between Local 32B-32J, Service Employees International Union, AFL-CIO and the Realty Advisory Board on Labor Relations, Inc. and (ii) the 1998 Engineer Agreement between the Realty Advisory Board of
Labor Relations, Incorporated and Local 94-94A-94B, International Union of Operating Engineers AFL-CIO (hereafter, collectively, the "CBAs"). Purchaser shall have sole responsibility for all such obligations and liabilities arising under or relating to the CBAs , to the extent entered into or binding upon Purchaser (subject to Seller's Maximum Termination Responsibility) on or at any time after the Clos ing Date and hereby agrees to indemnify and hold Seller harmless from and against all loss, cost and expense incurred by Seller as a result of Purchaser's failure to perform its obligation under this Section 15.2.

     15.3. Survival. The provisions of this Article XV shall survive the Closing.


                                  ARTICLE XVI.

                                  Miscellaneous

     16.1. Notices. Any and all notices, requests, demands or other communications hereunder shall be deemed to have been duly given if in writing and if transmitted by hand delivery with receipt therefor, by facsimile delivery (with confirmation by hard copy), by overnight courier, or by registered or certified mail, return receipt requested, first class postage prepaid addressed as follows (or to such new address as the addressee of such a

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communication  may have  notified the sender  thereof)  (the date of such notice shall be the date of actual delivery to the recipient or recipients refusal to accept thereof):

To Purchaser:                       233 Broadway Owners, LLC
                                    c/o The Witkoff Group LLC
                                    220 East 42nd Street
                                    New York, New York 10017
                                    Attn:  James Stomber, Esq.
                                    Fax No.:  (212) 672-3434

With a copy to:                     Herrick, Feinstein LLP
                                    2 Park Avenue
                                    New York, New York  10016
                                    Attn:  Neil Shapiro, Esq.
                                    Fax No.:  (212) 889-7577

To Seller:                          233 Broadway, Inc.
                                    c/o Venator Group, Inc.
                                    233 Broadway
                                    New York, New York  10279
                                    Attn: General Counsel
                                    Fax No.: (212) 553-7038

With a copy to:                     Skadden, Arps, Slate, Meagher & Flom LLP
                                    919 Third Avenue
                                    New York, New York  10022
                                    Attn:  Benjamin F. Needell, Esq.
                                    Fax No.: (212) 735-2000

To Escrow Agent:                    Skadden, Arps, Slate, Meagher & Flom LLP
                                    919 Third Avenue
                                    New York, New York  10022
                                    Attn:  James F. O'Rorke, Jr., Esq.
                                    Fax No.:(212) 735-2000

With a copy to:                     Each of the other parties to this Agreement


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     Purchaser's counsel may give any notices or other communications hereunder on behalf of Purchaser and Seller's counsel may give any notices or other communications hereunder on behalf of Seller.

     16.2. Governing Law; Venue.

     16.2.1. This Agreement was negotiated in the State of New York and was executed and delivered by Seller and Purchaser in the State of New York, which State the parties agree has a substantial relationship to the parties and to the underlying transactions embodied hereby, and in all respects, including, without limiting the generality of the foregoing, matters of construction, validity, enforcement and performance, this Agreement and the obligations arising hereunder shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed wholly within such State, without giving effect to the principles of conflicts of law of such jurisdiction. To the fullest extent permitted by law, the parties hereby uncondi tionally and irrevocably waive and release any claim that the law of any other jurisdiction governs this Agreement and this Agreement shall be governed and construed in accor dance with the laws of the State of New York as aforesaid pursuant to Section 5-1401 of the New York General Obligations Law.

     16.3. Headings. The captions and headings herein are for convenience and reference only and in no way define or limit the scope or content of this Agreement or in any way affect its provisions.

     16.4. Business Days. If any date herein set forth for the performance of any obligations of Seller or Purchaser or for the delivery of any instrument or notice as herein provided should be on a Saturday, Sunday or legal holiday, the compliance with such obligations or delivery shall be deemed acceptable on the next business day following such Saturday, Sunday or legal holiday. As used herein, the term "legal holiday" means any state or Federal holiday for which financial institutions or post offices are generally closed in the state of New York.

     16.5. Counterpart Copies. This Agreement may be executed in two or more counterpart copies, all of which counterparts shall have the same force and effect as if all parties hereto had executed a single copy of this Agreement.


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     16.6.  Binding  Effect.  This  Agreement  shall  be not  become  a  binding obligation upon Seller unless and until the same has been fully executed by Purchaser and Seller and a fully executed counterpart delivered by Seller to Purchaser

     16.7. Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

     16.8. Assignment. This Agreement may not be assigned by Purchaser except to a directly or indirectly wholly-owned subsidiary or subsidiaries of Purchaser, or to a partnership, corporation or limited liability company in which Guarantor (or any of his family members) and/or Lehman Brothers Holdings Inc. (or an affiliate thereof) owns, either directly or indirectly, at least 75% of the profits thereof and controls the management of the affairs of such entity (any such entity, a "Permitted Assignee") and any other assignment or attempted assignment by Purchaser shall constitute a default by Purchaser hereunder and shall be deemed null and void and of no force or effect. Notwithstanding anything to the contrary contained herein, Purchaser may (i) assign the right to purchase the Broadway Parcel, the Barclay Parcel and the Park Place Parcel and the Improvements relating to each such parcel to different entities, provided, however, that each of such entities is a Permitted Assignee, and (ii) collaterally assign this Agreement to any institu tional lender. A copy of any assignment permitted hereunder, together with an agreement of the assignee assuming all of the terms and conditions of this Agreement to be performed by Purchaser, in form reasonably satisfactory to counsel for Seller, shall be delivered to the attorneys for Seller prior to the Closing, and in any event no such assignment shall relieve Purchaser from Purchaser's obligations under this Agreement nor result in a delay in the Closing.

     16.9. Interpretation. This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared by counsel for one of the parties, it being recognized that both Seller and Purchaser have contributed substantially and materially to the preparation of this Agree ment.

     16.10. Entire Agreement. This Agreement and the Exhibits and Schedules attached hereto contain the final and entire agreement between the parties hereto with respect to the sale and purchase of the Property and are intended to be an integration of all prior negotiations and understandings. Purchaser, Seller and their agents shall not be

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bound by any terms, conditions, statements, warranties or representations,  oral or written, not contained herein. No change or modifications to this Agreement shall be valid unless the same is in writing and signed by the parties hereto. Each party reserves the right to waive any of the terms or conditions of this Agreement which are for their respective benefit and to consummate the transactions contemplated by this Agreement in accordance with the terms and conditions of this Agreement which have not been so waived. Any such waiver must be in writing signed by the party for whose benefit the provision is being waived.

     16.11. Severability. If any one or more of the provisions hereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein, unless and to the extent that the invalidation of any such term or provision materially alters the intent of the parties hereto.

     16.12.  Survival.  Except as  otherwise  specifically  provided for in this
Agreement (collectively, the "Surviving Termination Obligations"), the provisions of this Agree ment and the representations and warranties herein shall not survive after the conveyance of title and payment of the Purchase Price but be merged therein.

     16.13. Exhibits. Exhibits A through R and Schedules 1 through 8 attached hereto are incorporated herein by reference.

     16.14. Limitation of Liability. Subject to Article XIX, the obligations of Seller are intended to be binding only on Seller and Seller's assets, and shall not be personally binding upon, nor shall any resort be had to, any of the partners, officers, directors, shareholders, advisors, trustees, agents, or employees of Seller, or its affiliates or any of their respective properties.

     16.15. Prevailing Party. Should either party employ an attorney to enforce any of the provisions hereof (whether before or after Closing, and including any claims or actions involving amounts held in escrow), then the nonprevailing party in any final judgment agrees to pay the other party's reasonable attorneys' fees and expenses in or out of litigation and, if in litigation, trial, appellate, bankruptcy or other proceedings, expended or incurred in connection therewith, as determined by a court of competent jurisdiction.

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The  provisions  of  this  Section  16.15  shall  survive   Closing  and/or  any
termination of this Agreement and shall not be subject to any limitations on liability set forth herein.

     16.16. Real Estate Reporting Person. Escrow Agent is hereby designated the "real estate reporting person" for purposes of Section 6045 of the Code and Treasury Regulation 1.6045-4 and any instructions or settlement statement prepared by Escrow Agent shall so provide. Upon the consummation of the transaction contemplated by this Agreement, Escrow Agent shall file Form 1099 information return and send the statement to Seller as required under the aforementioned statute and regulation. Seller and Pur chaser shall promptly furnish their federal tax identification numbers to Escrow Agent and shall otherwise reasonably cooperate with Escrow Agent in connection with Escrow Agent's duties as real estate reporting person.

     16.17. No Recording. Neither this Agreement nor any memorandum or short form hereof shall be recorded or filed in any public land or other public records of any jurisdiction, by either party and any attempt to do so may be treated by the other party as a breach of this Agreement.

     16.18. No Other Parties. This Agreement is not intended, nor shall it be con strued, to confer upon any person or entity, except the parties hereto and their respective heirs, successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

     16.19. Waiver of Trial by Jury. The respective parties hereto shall and hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Agreement, or for the enforcement of any remedy under any statute, emergency or otherwise.

     16.20. Rule 314. Seller agrees to cooperate with the appropriate owning party in connection with any audit pursuant to Rule 314 promulgated by the Securities and Exchange Commission, and to execute a representation certificate in compliance with applicable law, provided that Purchaser shall be responsible for Seller's reasonable costs and expenses (including reasonable attorney's fees) in connection with such cooperation and representation certificate.



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                                  ARTICLE XVII.

                               Purchaser Guaranty

     17.1. Purchaser Guaranty. In order to induce Seller to enter into this Agree ment, the Guarantor hereby unconditionally and irrevocably guarantees (the "Purchaser Guaranty") the full and prompt payment when due of the Additional Deposit. The Guarantor shall be primarily (rather than merely secondarily) liable hereunder with respect to the Additional Deposit.

     17.2. Waivers. The Purchaser Guaranty is a continuing guaranty and shall remain in force until the Additional Deposit has been paid in full to the Escrow Agent and is independent of every other recourse which Seller may at any time hold or have for the Additional Deposit. The Guarantor waives all diligence, presentment and protest, and also notice of dishonor, protest and nonpayment. No failure by Seller to assert any right or pursue any remedy with respect to Purchaser or the Purchaser Guaranty shall relieve the Guarantor from his obligations with respect to the Additional Deposit. The Purchaser Guaranty is a guaranty of payment and not merely of collection and the Guarantor hereby waives any right to require that any action be brought against Purchaser or that the Agreement be enforced by Seller without Seller first taking any steps or proceedings against Purchaser.

     17.3. Absolute Obligation. The Guarantor agrees that the Purchaser Guaranty shall not be diminished or affected, in any way, by any bankruptcy, reorganization, arrangement, liquidation or similar proceeding with respect to Purchaser or by dissolution of Purchaser or by any default hereunder by Seller. The Purchaser Guaranty shall continue in full force and effect notwithstanding any merger, consolidation, sale of assets or any other similar transaction by Purchaser or the Guarantor. In addition, the Purchaser Guaranty shall not be affected by any act, omission, matter or thing which, but for this provision, might operate to release or otherwise exonerate the Guarantor from the Purchaser Guaranty or affect the Guarantor's obligations with respect to the Additional Deposit, including, without limitation and whether or not known to the
Guarantor:

     17.3.1. any variation of this Agreement or any other document delivered pursuant hereto or any time, indulgence, waiver or consent at any time given to Purchaser or any other person or entity;


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     17.3.2.  any  compromise  or  release  of, or  abstention  from  obtaining, perfecting or enforcing any security or other right or remedy whatsoever from or against Purchaser or any other person or entity;

     17.3.3. any legal limitation, disability, incapacity or other circumstances relating to Purchaser or any other person or entity; and

     17.3.4. any irregularity, unenforceability or invalidity of this Agreement.

     17.4. Enforcement Costs. The Guarantor further agrees to pay all reasonable costs and expenses, including, without limitation, reasonable attorneys' fees, at any time paid or incurred by or on behalf of Seller in enforcing the Purchaser Guaranty.

     17.5. Waiver of Subrogation. The Guarantor irrevocably waives all rights to enforce or collect upon any rights which it now has or may acquire against Purchaser either by way of subrogation, indemnity, reimbursement or contribution for any amount paid under the Purchaser Guaranty or by way of any other obligations whatsoever of Purchaser to the Guarantor, nor shall the Guarantor file, assert or receive payment on any claim, whether now existing or hereafter arising, against Purchaser in the event of any bankruptcy, reorganization, arrangement, liquidation or similar proceeding with respect to Purchaser.

     17.6. Waiver of Defenses. The Guarantor absolutely, unconditionally and irrevocably waives any and all right to assert or interpose any defense (other than the final and indefeasible payment in full to the Escrow Agent of the Additional Deposit), setoff, counterclaim or crossclaim of any nature whatsoever with respect to the Purchaser Guaranty or the Additional Deposit.


                                 ARTICLE XVIII.

                                  Venator Lease

     18.1. Venator Lease. Seller and Purchaser hereby agree to proceed in good faith to expeditiously finalize a lease (the "Venator Lease") governing the tenancy of Venator Group, Inc. or an affiliate thereof (acceptable to Purchaser subject to the terms of Exhibit F at the Improvements upon the Broadway Parcel and the Park Place Parcel from and after the Closing Date, such Venator Lease to incorporate the terms and conditions set

228463.07-New YorkS4A

CONFIDENTIAL

forth in the term sheet attached hereto as Exhibit F and otherwise be upon such commer cially reasonable terms and conditions as Seller and Purchaser shall agree upon on or before July 15, 1998. Promptly after the Venator Lease has been finalized in accordance with this Article XVIII, Seller shall execute the Venator Lease and shall cause the tenant thereunder to execute the Venator Lease and, upon such execution, the Venator Lease shall be deemed a Lease for all purposes under this Agreement and Seller shall deliver a copy of the Venator Lease to Purchaser.

     18.2. Disputes. In the event that, on or before July 15, 1998 (or such additional period of time thereafter as Seller and Purchaser may mutually agree upon in writing), Seller and Purchaser shall be unable to agree upon any of the terms and conditions of the Venator Lease (other than those set forth on Exhibit
F), then either party may, upon notice to the other identifying with specificity the matter in dispute, submit the resolution of such dispute to the first to accept of Robert S. Nash, Gerald R. Uram, Lawrence D. Eisenberg and L. Stanton Towne (the "Lease Mediator"), such individuals to be requested to serve as Lease Mediator in the order in which their names appear herein. In the event of any such submission, each party shall, at any time during the ten (10) business days following the initiating party's notice (which notice shall identify the Lease Mediator), submit to the Lease Mediator a written proposal for the resolution of such dispute. In the event that one (but not both) of the parties to this Agreement shall fail to so submit its proposal to the Lease Mediator within such ten (10) day period, then the Lease Mediator shall proceed to resolve the dispute without the benefit of the other proposal. Within ten (10) business days after the Lease Mediator's receipt of such proposals (or, in the event that only one proposal is submitted to the Lease Mediator, within ten (10) business days after the later to occur of (i) the expiration of the ten (10) business day period for submis sion of written proposals and (ii) the receipt of a single proposal), the Lease Mediator shall resolve the dispute by drafting appropriate provisions for incorporation into, and/or deletion of specific provisions from, the Venator Lease. During such ten (10) business day period, the Lease Mediator may conduct such hearings and investigations as he may deem appropriate. The determination of the Lease Mediator shall be final and binding upon the parties. Each party shall pay its own counsel fees and expenses, if any, in connection with any dispute resolution under this Section. The costs and expenses of the Lease Mediator shall be borne equally by Seller and Purchaser. In the event of the death or incapacitation of the Lease Mediator, then the parties shall promptly and in good faith agree upon the identity of a successor Lease Mediator from the list of individuals identified above.


228463.07-New YorkS4A

CONFIDENTIAL

     18.3. Alterations. Purchaser hereby consents to and approves of the alterations to the Venator Premises described in the memorandum annexed hereto as Exhibit Q, provided, that such alterations (i) shall not affect the structural integrity of the Improve ments, (ii) shall not adversely affect the building systems in the Improvements, and (iii) are completed in a manner consistent with corporate headquarters in buildings similar to the Improvements on the Broadway Parcel.


                                  ARTICLE XIX.

                                 Seller Guaranty

     19.1. Seller Guaranty. In order to induce Purchaser to enter into this Agree ment, Venator Group, Inc. (the "Seller Affiliate") hereby unconditionally and irrevoca bly guarantees (the "Seller Guaranty") the full and prompt payment, performance and observance of the Seller's obligations hereunder (the "Seller Obligations"). The Seller Affiliate shall be primarily (rather than merely secondarily) liable hereunder with respect to the Seller Obligations.

     19.2. Waivers. The Seller Guaranty is a continuing guaranty and shall remain in force until the Seller Obligations has been paid or performed in full and is independent of every other recourse which Purchaser may at any time hold or have for the Seller Obliga tions, subject to the limitations set forth in this Agreement. The Seller Affiliate waives all diligence, presentment and protest, and also notice of dishonor, protest and nonpayment. No failure by Purchaser to assert any right or pursue any remedy with respect to Seller or the Seller Guaranty shall relieve the Seller Affiliate from its obligations with respect to the Seller Obligations. The Seller Guaranty is a guaranty of payment and performance and not merely of collection and the Seller Affiliate hereby waives any right to require that any action be brought against Seller or that the Agreement be enforced by Purchaser against Seller without Purchaser first taking any steps or proceedings against Seller.

     19.3. Absolute Obligation. The Seller Affiliate agrees that the Seller Guaranty shall not be diminished or affected, in any way, by any bankruptcy, reorganization, arrangement, liquidation or similar proceeding with respect to Seller or by dissolution of Seller. The Seller Guaranty shall continue in full force and effect notwithstanding any merger, consolidation, sale of assets or any other similar transaction by Seller or the Seller Affiliate. In addition, the Seller Guaranty shall not be affected by any act, omission, matter

228463.07-New YorkS4A

CONFIDENTIAL

or thing which, but for this provision, might operate to release or otherwise exonerate the Seller Affiliate from the Seller Guaranty or affect the Seller Affiliate's obligations with respect to the Seller Obligations, including, without limitation and whether or not known to the Seller Affiliate:

     19.3.1. any variation of this Agreement or any other document delivered pursuant hereto or any time, indulgence, waiver or consent at any time given to Seller or any other person or entity;

     19.3.2. any compromise or release of, or abstention from obtaining, perfecting or enforcing any security or other right or remedy whatsoever from or against Seller or any other person or entity;

     19.3.3. any legal limitation, disability, incapacity or other circumstances relating to Seller or any other person or entity; and

     19.3.4. any irregularity, unenforceability or invalidity of this Agreement.

     19.4. Enforcement Costs. The Seller Affiliate further agrees to pay all reason able costs and expenses, including, without limitation, reasonable attorneys' fees, at any time paid or incurred by or on behalf of Purchaser in enforcing the Seller Guaranty.

     19.5. Waiver of Subrogation. The Seller Affiliate irrevocably waives all rights to enforce or collect upon any rights which it now has or may acquire against Seller either by way of subrogation, indemnity, reimbursement or contribution for any amount paid under the Seller Guaranty or by way of any other obligations whatsoever of Seller to the Seller Affiliate, nor shall the Seller Affiliate file, assert or receive payment on any claim, whether now existing or hereafter arising, against Seller in the event of any bankruptcy, reorganiza tion, arrangement, liquidation or similar proceeding with respect to Seller.

     19.6. Waiver of Defenses. The Seller Affiliate absolutely, unconditionally and irrevocably waives any and all right to assert or interpose any defense (other than the final and indefeasible payment and performance of the Seller Obligations), setoff, counterclaim or crossclaim of any nature whatsoever with respect to the Seller Guaranty or the Seller Obligations.


228463.07-New YorkS4A

CONFIDENTIAL

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.


                                    SELLER:

                                    233 BROADWAY, INC.,  a New York corporation


                                    By: /s/ Gary H. Brown
                                        -------------------
                                    Name: Gary H. Brown
                                    Title: Vice President


                                    PURCHASER:

                                    233 BROADWAY OWNERS, LLC,
                                      a New York limited liability company

                                    By: 233 Broadway Next Generation LLC,
                                           its managing member


                                    By: /s/  James F. Stomber Jr.
                                        --------------------------
                                    Name: James F. Stomber Jr.
                                    Title: Authorized signatory

                                    FOR PURPOSES OF ARTICLE XVII HEREOF:


                                    /s/ Steven C. Witkoff
                                    -----------------------------------
                                    Steven C. Witkoff, individually and
                                    not in any representative capacity



228463.07-New YorkS4A

CONFIDENTIAL

                                    FOR PURPOSES OF ARTICLE XVIII HEREOF:

                                    VENATOR GROUP, INC.


                                    By: /s/ Gary H. Brown
                                        -----------------------
                                    Name: Gary H. Brown
                                    Title: Vice President


     The Escrow Agent hereby executes this Agreement for the sole purpose of acknowledging receipt of the Initial Deposit and its responsibilities hereunder and to evidence its consent to serve as Escrow Agent in accordance with the terms of this Agreement.


                                    ESCROW AGENT:

                                    SKADDEN, ARPS, SLATE, MEAGHER
                                      & FLOM LLP


                                    By: /s/ Benjamin F. Needell
                                        ------------------------
                                    Name: Benjamin F. Needell
                                    Title: Partner

228463.07-New YorkS4A
                                       51

                               233 BROADWAY, INC.
                             c/o Venator Group, Inc.
                                  233 Broadway
                            New York, New York 10279


                                             September 11, 1998



233 Broadway Owners, LLC
c/o The Witkoff Group, LLC
220 East 42nd Street
New York, New York  10017

                  Re:  Woolworth Building

Ladies and Gentlemen:

     Reference is hereby made to that certain Purchase and Sale Agree- ment, dated June 20, 1998 (the "Agreement"), by and between 233 Broadway, Inc. ("Seller"), as seller, and 233 Broadway Owners, LLC ("Purchaser"), as purchaser. All initially capitalized terms used herein without definition and which are defined in the Agreement shall have the meaning set forth for such terms in the Agreement.

     This will serve to confirm and clarify that the term "CBA's", as such term is defined in Section 15.2 of the Agreement, shall, for purposes of such Section, include any rider, amendment or addendum which may be negotiated between the unions(s) and Purchaser as a condition of Purchaser entering into or becoming a party or subject to the CBA's.

     In addition, the second full paragraph of Section 15.1 shall be amended so as to delete the words "Subject to Seller's Maximum Termination Responsibility, Purchaser and Seller each hereby agrees to indemnify the other and their respective affiliates against" from the beginning of the first sentence thereof and to substitute therefore the words "Subject to Seller's Maximum Termination Responsibility, Purchaser hereby agrees to indemnify Seller and its respective affiliates against".

     Lastly, Seller and Purchaser have agreed to extend the date by which Seller and Purchaser are to have agreed upon the terms and conditions of the Venator Lease through September 18, 1998. Thus, the references to July 15, 1998 in Sections 18.1 and 18.2 of the Agreement are hereby replaced with references to September 18, 1998.

245948.02-New YorkS4A

233 Broadway Owners, LLC
September 11, 1998
Page 2

     In all other respects, the Agreement remains in full force and effect.


                                            Very truly yours,

                                            233 BROADWAY, INC.


                                            By: /s/ John H. Cannon
                                                ------------------


Acknowledged and Agreed to:

233 BROADWAY OWNERS, LLC

By:      233 Broadway Next Generation LLC,
         its managing member


         By: /s/ James F. Stomber Jr.
             ------------------------




/s/ Steven C. Witkoff
-----------------------------------
Steven C. Witkoff, individually and
not in any representative capacity



VENATOR GROUP, INC.


By: /s/ John H. Cannon
    -------------------------
Name: John H. Cannon
Title:

245948.02-New YorkS4A
                                        2

                               233 BROADWAY, INC.
                               VENATOR GROUP, INC.
                                  233 Broadway
                            New York, New York 10279



                                            October 13, 1998



233 Broadway Owners, LLC
and Steven C. Witkoff
c/o The Witkoff Group, LLC
220 East 42nd Street
New York, New York  10017

                  Re:  Woolworth Building

Ladies and Gentlemen:

     Reference is hereby made to that certain Purchase and Sale Agree ment, dated June 20, 1998 (as amended by those certain letter agreements dated as of September 11, 1998 and September 18, 1998, the "Agreement"), by and between 233 Broadway, Inc. ("Seller"), as seller, and 233 Broadway Owners, LLC ("Purchaser"), as purchaser. All initially capitalized terms used herein without definition shall have the meaning set forth for such terms in the Agreement.

     The Agreement is hereby amended to provide that the Closing Date shall be October 15, 1998 (time being of the essence with respect thereto). Thus, the Closing shall occur at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York or at the offices of Purchaser's lender's counsel, if requested by Purchaser's lender, at 10:00 a.m. local time on October 15, 1998 (time being of the essence with respect thereto).

     In all other respects, the Agreement remains in full force and effect.


249660.02-New YorkS4A

233 Broadway Owners, LLC
October 13, 1998
Page 2


     Please signify your agreement with the foregoing by signing and dating the enclosed counterpart of this letter where indicated below. This letter may be executed in one or more counterparts, all of which together shall constitute one and the same original.

                                          Very truly yours,

         233 BROADWAY, INC.                          VENATOR GROUP, INC.


         By: /s/ John H. Cannon                      By: /s/ John H. Cannon
             ------------------                          ------------------


Acknowledged and Agreed:
-----------------------


233 BROADWAY OWNERS, LLC

By:      233 Broadway Next Generation LLC,
         its managing member


         By: /s/ Steven C. Witkoff
             ---------------------



/s/ Steven C. Witkoff
-----------------------------------
Steven C. Witkoff, individually and
not in any representative capacity

249660.02-New YorkS4A
                                        2

                               233 BROADWAY, INC.
                                  233 Broadway
                            New York, New York 10279

                                                            October 14, 1998

233 Broadway Owners, LLC  and Steven C. Witkoff
c/o The Witkoff Group, LLC
220 East 42nd Street
New York, New York  10017

                  Re:  Woolworth Building

Ladies and Gentlemen:

     Reference is hereby made to that certain Purchase and Sale Agreement, dated June 20, 1998 (as amended by those certain letter agreements dated as of September 11, 1998, September 18, 1998 and October 13, 1998, the "Agreement"), by and between 233 Broadway, Inc. ("Seller"), as seller, and 233 Broadway Owners, LLC ("Purchaser"), as purchaser. All initially capitalized terms used herein without definition shall have the meaning set forth for such terms in the Agreement. Purchaser and Seller have agreed to make certain further amendments to the Agreement as and to the extent hereinafter set forth.

          1. Seller and Purchaser hereby confirm that each has agreed upon the terms and conditions of, and have finalized, the Venator Lease in the form of Exhibit A attached hereto and Seller shall concurrently herewith execute, and cause the tenant thereunder to execute, such agreed-upon Venator Lease as contemplated by
               Section 18.1 of the Agree ment.

     2. Section 4.1.1 of the Agreement is hereby deleted in its entirety and replaced with the following new Section 4.1.1:

          "4.1.1 The closing of the purchase and sale of the Property (the "Closing") shall be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York or at the offices of Purchaser's lender's counsel, if requested by Pur chaser's lender, at 10:00 a.m. local time on December 4, 1998 (time being of the essence with respect thereto). The date of Closing is referred to in this Agreement as the "Closing Date". "

          Section 4.1.2 of the Agreement is hereby deleted in its entirety.

          3. Notwithstanding Section 3.1 of the Agreement, Escrow Agent is hereby authorized and instructed to immediately release the Initial Deposit, together with all interest earned thereon to date, to or at the direction of Seller and upon such release Escrow

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                                        1

233 Broadway Owners, LLC and
Steven C. Witkoff
October 14, 1998
Page 2

               Agent shall be relieved and released from any liability under the Agreement. Upon consummation of the Closing, as contemplated by the Agreement, Purchaser shall be entitled to receive a credit against the Purchase Price equal to $44,370.64, such amount being one-half (50%) of the amount of interest earned through October 14, 1998 on the Initial Deposit.

          4. The definition of the term "Purchase Price", as such defined term appears in Section 2.1 of the Agreement, is hereby amended so as to delete therefrom the reference to $146,500,000 and to substitute therefor a reference to $126,500,000.

          5. Clause (ii) of Section 2.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

          "(ii) Five Million Dollars ($5,000,000) (the "First Additional Deposit") shall be paid directly to or at the direction of the Seller by wire transfer of immediately available federal funds on or before 5:00 p.m. on October 19, 1998 (the "First Additional Deposit Payment Date") (time being of the essence with respect thereto). Two Million Five Hundred Thousand Dollars ($2,500,000) (the "Sec ond Additional Deposit") shall be paid directly to or at the direction of the Seller by wire transfer of immediately available federal funds on or before 5:00 p.m. on November 9, 1998 (the "Second Additional Deposit Payment Date") (time being of the essence with respect thereto). Seven Million Five Hundred Thousand Dollars ($7,500,000) (the "Third Additional Deposit") shall be paid directly to or at the direction of the Seller by wire transfer of immediately available federal funds on or before 5:00 p.m. on November 16, 1998 (the "Third Additional Deposit Payment Date") (time being of the essence with respect thereto). The First Additional Deposit, the Second Additional Deposit and the Third Additional Deposit are collectively referred to herein as the "Additional Deposit", and the Initial Deposit and the Additional Deposit are collectively referred to herein as the "Deposit." In the event that Purchaser shall fail for any reason to so pay any of the First Additional Deposit or the Second Additional Deposit or the Third Addi tional Deposit on the First Additional Deposit Payment Date and the Second Additional Deposit Payment Date and the Third Additional Deposit Payment Date, respectively, then Purchaser shall be in material default under this Agreement and this Agreement shall automatically terminate without further action by the parties and neither party shall have any further rights or obligations hereunder other than Purchaser's obligation to pay any remaining unpaid portion of the Deposit to Seller, which shall expressly survive any such termination. Payment of the First Additional Deposit is guaranteed by Steven C. Witkoff (the "Guarantor") in accordance with the provisions of Article XVII hereof."


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                                        2

233 Broadway Owners, LLC and
Steven C. Witkoff
October 14, 1998
Page 3

     Payment of the Additional Deposit shall be made pursuant to Seller's wire transfer instructions attached hereto as Exhibit D, or such other wire transfer instructions as Seller may deliver to Purchaser in accordance with Section 16.1 of the Agreement.

     The provisions of Article III of the Agreement with respect to the maintenance, retention, and release of the Deposit by the Escrow Agent in escrow are hereby deleted and of no further force or effect, except that Purchaser's and Seller's indemnification obliga tions in favor of the Escrow Agent shall survive.

     From and after the release of the Initial Deposit to Seller as provided hereby, references in the Agreement to payments of the Additional Deposit and/or the Deposit to or by Escrow Agent shall be deemed to be references to payments to or by Seller, as the case may be. Without limiting the foregoing, Seller agrees to deliver and apply the Deposit as provided in Section 3.2 of the Agreement.

6. (a) Steven C. Witkoff, by his signature hereto, hereby ratifies and confirms his guaranty of the payment of the First Additional Deposit (as modified pursuant to this letter agreement) in accordance with the provisions of Article XVII of the Agree ment. Notwithstanding anything to the contrary contained herein or in the Agreement, all references in
     Article XVII to the "Additional Deposit" shall be deemed to be references to the First Additional Deposit.

     (b) Venator Group, Inc., by its signature hereto, hereby ratifies and confirms its guaranty of the Seller Obligations (as modified pursuant to this letter agree ment) in accordance with the provisions of Article XIX of the Agreement.

7. Purchaser hereby acknowledges its receipt and approval of copies of the Estoppel Certificates received by the Seller from each of the Tenants identified on Exhibit B hereto and acknowledges and agrees that the Seller's obligations under Section 8.7 and Section 9.2.3 of the Agreement have been fully satisfied (other than with respect to delivery of Estoppel Certificates from Seller and Seller's Affiliates) and that Purchaser shall have no right to terminate the Agreement, nor shall Purchaser be entitled to a reduction of the Purchase Price or otherwise be relieved from its obligations under the Agreement on account of any statement made or information contained in any such Estoppel Certificate. Without limiting the generality of the foregoing, Purchaser acknowl edges and agrees that
     (A) Seller shall have no basis to object to any of the Estoppel Certificates on the basis that any of the same are dated more than thirty
     (30) days prior to the Closing Date provided for herein and (B) Seller shall not be required to provide, and the Closing shall in no event be conditioned upon the Purchaser's receipt of, any further Estoppel Certificates from any Tenants or an Estoppel Certificate executed by Seller with

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                                        3

233 Broadway Owners, LLC and
Steven C. Witkoff
October 14, 1998
Page 4

respect to Leases for any Tenants, other than Estoppel Certificates from all affiliates of Seller occupying all or any portion of the Property (including, without limitation, an Estoppel Certificate from Venator Group Inc. with respect to the Venator Lease) which Seller will cause to be delivered to Purchaser on the Closing Date, dated as of the Closing Date.

8. Exhibit C to the Agreement is hereby deleted and replaced with Exhibit C attached hereto and made a part hereof. Purchaser agrees to accept title to the Property subject to those matters set forth on, and in the manner shown on, Exhibit C attached hereto and any other matters caused, created or consented to by Purchaser.

9. Purchaser acknowledges its receipt of copies of (i) a complaint filed in the Supreme Court of the State of New York, County of New York in an action entitled Harry's at the Woolworth Building, Inc. vs. Venator Group Speciality, Inc. (f/k/a F.W. Woolworth Co.) (Index No. 98/604764) (the "Harry's Action") and (ii) a notice of appeal filed in the civil court of the City of New York, County of New York in an action entitled F.W. Woolworth Co. against Harad Realty Corp. and Harry's at the Woolworth Building, Inc. (Index No. L&T 81281/98) (the "Landlord- Tenant Action" and, collectively, with the Harry's Action, the "Harry's Litigation"). Schedules 2 and 7 of the Agreement and Seller's representations contained in Section 6.1.4(ii) are each hereby amended to refer to the Harry's Litigation, and the allegations contained therein, as well as a certain offer of settlement made by Harry's at the Woolworth Building, Inc. (the "Plaintiff") in connection therewith. Seller represents and warrants that together herewith it has delivered to Pur chaser copies of the material court filings in the Harry's Litigation and shall hereafter deliver to Purchaser any future court filings as well as such other information as Purchaser may reasonably request. Purchaser acknowledges and agrees that, at the Closing, Pur chaser shall take title to the Property subject to the pendency of and any relief afforded to the Plaintiff in the Harry's Litigation, if any, provided, however that Seller agrees that (a) it shall indemnify, defend and hold the Purchaser harmless from and against any claims or judgments for monetary damages awarded to the Plaintiff in the Harry's Litigation and reasonable out-of-pocket costs and expenses related thereto, including, without limitation, any abatement, set-off or reductions of the rent now or hereafter due and owing under the Plaintiff's lease for the period prior to the Closing Date and/or damages, or reasonable out- of-pocket costs or expenses arising out of any court-ordered modification of such lease (and Seller shall continue to defend and prosecute the Harry's Action subsequent to the Closing (if it is not sooner resolved)), (b) it shall use commercially reasonable efforts prior to the Closing to cause the eviction of the Plaintiff from the Property pursuant to the Landlord-Tenant Action,
     (c) it shall not modify or amend the Plaintiff's Lease or waive any default thereunder without the approval of Purchaser and (d) it shall not settle the Harry's Action or the Landlord-Tenant Action in any manner which would permit the Plaintiff to

247306.08-New YorkS4A

233 Broadway Owners, LLC and
Steven C. Witkoff
October 14, 1998
Page 5

     retain occupancy of its premises subsequent to the Closing Date without Purchaser's consent. From and after the Closing Date, Purchaser shall take over and have all rights and responsibilities in, and shall take the Property subject to, the Landlord-Tenant Action and matters relating to the Plaintiff's possession of the Property and the Plaintiff's Lease, except with respect to monetary claims under the Harry's Action, which Seller shall continue to prosecute and defend (if not sooner resolved) as set forth above and monetary judgments under the Landlord-Tenant Action (to which Seller is and shall remain entitled to retain). Purchaser and Seller each agree to reasonably co-operate with the other in connection with the Harry's Action and the Landlord-Tenant Action subsequent to the Closing. The provisions of the Section 9 shall survive the Closing.

10. Section 12.1 of the Agreement is hereby amended to provide that in the event the Closing and the transactions contemplated by the Agreement (as amended by this letter agreement) do not occur as provided in the Agreement (as amended by this letter agree ment) by reason of the default of Seller, Purchaser's sole remedy shall be to terminate the Agreement and receive the Deposit from Seller. Without limiting the generality of the foregoing, Purchaser hereby irrevocably waives any right to (and agrees not to seek or prosecute any action to) enforce specific performance of, or seek other equitable relief or actions under, the Agreement in the event the Closing and the transactions contemplated thereby do not occur as provided therein by reason of the default of Seller.

11. Purchaser agrees that it shall, on or before October 23, 1998, deliver to CT Corporation for filing with the New York Secretary of State, an amendment to the Articles of Organization of Purchaser providing the following (the "Articles Amendment"):

     "Notwithstanding anything to the contrary contained in these Articles, the sole business and purpose of the Company shall be the acquisition of the property located at 233 Broadway, New York, New York (the "Property") and to exercise all powers enumerated in the LLC Law necessary or convenient to the conduct, promotion or attainment of such purpose. From the date hereof through the date of the Company's acquisition of the Property, the Company shall have an independent member (the "IM"), who shall have no financial interest in the Company or affiliation (as employee, owner or otherwise) with The Witkoff Group, LLC. The IM shall be an employee of CT Corporation or shall otherwise be reasonably acceptable to 233 Broadway, Inc. ("Seller"), and any individual IM may be replaced at any time, upon request of the Company, by another individual IM employed by CT Corporation or otherwise reasonably acceptable to Seller. The Company may not commence a bankruptcy proceeding without the consent of the IM. The IM shall have no rights or interests in the Company or otherwise with respect to the Company or the Property and shall have no right to vote on any issue, other than the right to grant or withhold its consent pursuant to the immediately preceding sentence. Notwithstanding any provision hereof to the contrary, the following shall govern: When acting on matters

247306.08-New YorkS4A

233 Broadway Owners, LLC and
Steven C. Witkoff
October 14, 1998
Page 6

     subject to the vote of the members, notwithstanding that the Company is not then insol vent, all of the members shall take into account the interest of the Company's creditors, as well as those of the members. The terms of this paragraph shall be null and void from and after the date of the Company's acquisition of the Property or on any earlier date with Seller's consent (which may be granted or withheld in Seller's sole and absolute discre tion)."

Seller agrees to act reasonably and promptly in granting its written consent to an IM and to any replacement IM. At the Closing, upon the request of Purchaser, Seller shall execute any confirmation reasonably requested by Purchaser in order to amend its Articles to delete the Articles Amendment. In the event that (i) Purchaser fails to deliver the Articles Amendment as set forth above on or before October 25, 1998; or (ii) Purchaser amends its Articles to modify or remove the Articles Amendment prior to Closing without Seller's consent; or
(iii) Purchaser breaches the Articles Amendment, then (x) Purchaser shall be in material default under the Agreement and the Additional Deposit shall be immediately due and payable to or at the direction of Seller and, when paid, shall be non-refundable and (y) if such failure, modification or breach shall continue for two (2) business days after notice from Seller, then Seller shall be entitled to terminate the Agreement and neither party shall have any further rights or obligations thereunder, other than Purchaser's obligation to pay any remaining unpaid portion of the Deposit to Seller.

12. The second and third grammatical sentences of Section 8.1 of the Agreement are hereby deleted and replaced with the following:

     "Subsequent to the Closing, Purchaser has the right, but not the obligation, to undertake certain repairs to the facade of the Improvements substantially in accordance with the specifications attached hereto as Exhibit F (the "Facade Repairs"). Seller agrees that subsequent to Closing Purchaser may make any and all repairs it desires to the Improve ments and, if all or any portion of the Facade Repairs are made by Purchaser, Seller shall promptly after written request reimburse Purchaser for one-half (1/2) of the amounts actually expended by Purchaser in connection with such Facade Repairs, up to a maximum of $450,000 ("Seller's Share"). The provisions of the Section 8.1 shall survive the Closing."




247306.08-New YorkS4A

233 Broadway Owners, LLC and
Steven C. Witkoff
October 14, 1998
Page 7


13. The second grammatical sentence of Section 4.2.6 of the Agreement is hereby amended to restate the proviso at the end thereof as follows: "provided, however, that Seller shall not apply any Security Deposits to cure any non-monetary Tenant defaults", it being expressly agreed that Seller may apply any Security Deposits in accordance with the terms of the Leases during the thirty (30) days prior to the Closing to cure monetary Tenant defaults.

14.  Intentionally omitted.

15. (a) Purchaser and Steven C. Witkoff hereby jointly and severally represent and warrant to Seller that the execution, delivery and performance by the Purchaser of this agreement and all actions taken by Purchaser hereunder have each been duly authorized, executed and delivered by Purchaser, that this agreement is the legal, valid and binding obligation of Purchaser, and that neither this agreement nor any of the actions taken by Purchaser hereunder violate any provision of any agreement or judicial order to which Purchaser is a party or to which Purchaser or any of its constituent members is subject. Without limiting the generality of the foregoing, Purchaser and Steven C. Witkoff each jointly and severally specifically represent and warrant to Seller that no consent, approval, waiver or other authorization which has not been obtained by Purchaser and is in full force and effect on the date hereof is required to be obtained by Purchaser in connec tion with the execution, delivery and/or performance by Purchaser of its obligations hereunder and under the Agreement.

     (b) Seller hereby represents and warrants to Purchaser that the execu tion, delivery and performance by the Seller of this agreement and all actions taken by Seller hereunder have each been duly authorized, executed and delivered by Seller, that this agreement is the legal, valid and binding obligation of Seller, and that neither this agree ment nor any of the actions taken by Seller hereunder violate any provision of any agreement or judicial order to which Seller is a party or to which Seller is subject. Without limiting the generality of the foregoing, Seller represents and warrants to Purchaser that no consent, approval, waiver or other authorization which has not been obtained by Seller and is in full force and effect on the date hereof is required to be obtained by Seller in connec tion with the execution, delivery and/or performance by Seller of its obligations hereunder and under the Agreement.


247306.08-New YorkS4A

233 Broadway Owners, LLC and
Steven C. Witkoff
October 14, 1998
Page 8




16. (a) Purchaser hereby confirms that, as of the date hereof, it has no knowledge of any defenses, personal or otherwise, offsets or counterclaims to all or any of the obligations of the Purchaser hereunder or under the Agreement and, to the extent that any of the same are known to the Purchaser, Purchaser hereby waives and releases the same.

     (b) Seller hereby confirms that, as of the date hereof, it has no knowl edge of any defenses, personal or otherwise, offsets or counterclaims to all or any of the obligations of the Seller hereunder or under the Agreement and, to the extent that any of the same are known to the Seller, Seller hereby waives and releases the same.

17. In all other respects, the Agreement remains in full force and effect and is hereby ratified and affirmed by the parties as modified hereby.


     Please signify your agreement with the foregoing by signing and dating the enclosed counterpart of this letter where indicated below. This letter may be executed in one or more counterparts, all of which together shall constitute one and the same original.

                                    Very truly yours,

                                    233 BROADWAY, INC.


                                    By: /s/ John E. DeWolf III
                                        ----------------------


FOR PURPOSES OF SECTION 6(b) HEREOF:

                                    VENATOR GROUP, INC.


                                    By: /s/ John E. DeWolf III
                                        ----------------------

Acknowledged and Agreed:
-----------------------


233 BROADWAY OWNERS, LLC

By:      233 Broadway Next Generation LLC,
         its managing member


         By: /s/ James F. Stomber Jr.
             -------------------------


FOR PURPOSES OF SECTION 6(a) and SECTION 15(a)  HEREOF:


/s/ Steven C. Witkoff
-----------------------------------
Steven C. Witkoff, individually and
not in any representative capacity

247306.08-New YorkS4A

                                    EXHIBIT A
                                    ---------
                              FORM OF VENATOR LEASE


                                  See Attached.


























247306.08-New YorkS4A

                                    EXHIBIT B
                         ACCEPTED ESTOPPEL CERTIFICATES

1.       Steve Golfarb and Arthur Greenberg
2.       The Southmont Foundation
3.       Tellerman, Paticoff & Greenberg
4.       Joseph Cella
5.       Mel Sachs
6.       The Bank of New York
7.       Friedland, Fisbein, Laifer & Robbins
8.       Friedland, Fisbein, Laifer & Robbins
9.       William M. Kimball
10.      Stuart Shestack, Hayes Young, Michael Wofson and John Carroll
11.      Jack Goldstein and Donald Wallman
12.      The Basket Shop
13.      BDB Development Enterprise Corp.
14.      Madison Newstand VIII, Inc.
15.      Russell Guba
16.      Schneider, Kleinick, Weitz, Damashek, Godosky & Gentile
17.      Schneider, Kleinick, Weitz, Damashek, Godosky & Gentile
18.      Staat Personnel, Inc.
19.      Paragon Process Service
20.      Robert T. Schumpert
21.      Dick Dunphy Advertising Specialties, Inc.
22.      Panken, Besterman, Winer, Becker & Sherman, LLP
23.      Basichas & Sherman, P.C.
24.      Franklin Gould, Norman Reimer & Robert Gottfried
25.      Thomas O'Rourke & Ronald Degen
26.      Fasulo, Freidson & Joyce
27.      Gargiulo & Co
28.      Engitech Resources, Inc.
29.      Revinson & Reis
30.      Sheila Dugan
31.      Superior Officers Council
32.      Lionard Drexler
33.      Mark E. Seitelman
34.      Mark E. Seitelman
35.      Isidore R. Tucker
36.      Irving Fein, Peter Jakab, Jay B. Ringel and John M. Paige
37.      Daniel McCarthy
38.      Marvin Salenger and Robert Sack
39.      Doar Devorkin & Rieck
40.      Doar Devorkin & Rieck
41.      Serving by Irving, Inc.

247306.08-New YorkS4A

42.      Eisenberg, Margolis, Friedman & Basichas
43.      Stanley Young
44.      William S. Hocking Realty
45.      Electronic Instrument Co.
46.      Fromme, Schwartz, Newman & Cornicello, LLP
47.      Hanley Goble & Dennis LLP
48.      Richard A. Deinst and Allan G. Serrins
49.      Melito & Adolfsen, P.C.
50.      Dudley Gaffin
51.      Jeffrey T. Schwartz
52.      Associated Commodity Corp.
53.      Bruce Clark
54.      Stuart Perry & David Schwarz
55.      Solomon Pearl Blum & Quinn LLP
56.      Melvyn Jacknowitz
57.      Marcel Weisman
58.      DeBlasio & Alton, P.C.
59.      Downing & Mehrtens, P.C.
60.      Seymour Ostrow
61.      Kramer, Dillof
62.      Theobald J. Dengler
63.      Iannuzzi and Iannuzzi, John Nicholas Iannuzzi
64.      Kaplan, Ostheimer & Kuflik (Lamb & Lerch)
65.      Ginsburg, Becker & Weaver, LLP





247306.08-New YorkS4A

                                    EXHIBIT C
                             PRO FORMA TITLE POLICY

                                 (See Attached)


























247306.08-New YorkS4A

                                    EXHIBIT D
                           WIRE TRANSFER INSTRUCTIONS


Bank:                      M&I Marshall & Ilsley Bank, Milwaukee, WI
                           Abbreviated Name: MARSHALL MILW

                           ABA: 075000051

Credit:                    The Chicago Trust Company
                           Account No. 01-24-2202

Further Credit to:         Trust Number: 385600010

                           Trust Name: 233 Broadway, Inc./CDEC

Telephone Confirmation:    Chicago Deferred Exchange Commission
                           1-312-223-2931 or
                           1-800-621-1919 ext. 2931
                           Attn: Mary Cunningham















247306.08-New YorkS4A

                                    EXHIBIT E

                              INTENTIONALLY OMITTED


















247306.08-New YorkS4A

                                    EXHIBIT F

                          FACADE REPAIR SPECIFICATIONS


                                 (See Attached)





















247306.08-New YorkS4A
                                       15

                               233 BROADWAY, INC.
                                  233 Broadway
                            New York, New York 10279




                                                        as of November 9, 1998




233 Broadway Owners, LLC and Steven C. Witkoff
c/o The Witkoff Group, LLC
220 East 42nd Street
New York, New York  10017

                  Re:  Woolworth Building
                       ------------------

Ladies and Gentlemen:

     Reference is hereby made to that certain Purchase and Sale Agreement, dated June 20, 1998 (as amended by those certain letter agreements dated as of September 11, 1998, September 18, 1998, October 13, 1998 and October 14, 1998, the "Agreement"), by and between 233 Broadway, Inc. ("Seller"), as seller, and 233 Broadway Owners, LLC ("Purchaser"), as purchaser. All initially capitalized terms used herein without definition shall have the meaning set forth for such terms in the Agreement. Purchaser and Seller have agreed to make certain further amendments to the Agreement as and to the extent hereinafter set forth.

     1. Seller and Purchaser hereby confirm that clause (ii) of Section 2.1 of the Agreement (as such clause appears in Section 5 of the October 14, 1998 amendment to the Agreement) is hereby amended so as to delete therefrom the references to November 9, 1998 and November 16, 1998 and to substitute therefor, in each case, a reference to November 19, 1998. Thus, the Second Additional Deposit Payment Date and the Third Additional Payment Date shall be, and each of the Second Additional Deposit and the Third Additional Deposit shall be due on, November 19, 1998 (time being of the essence with respect thereto).

     2. Purchaser hereby acknowledges and agrees that the Venator Lease, the form of which is attached as Exhibit A to the October 14, 1998 amendment to the Agreement, shall be amended in the following respects:


253036.04-New YorkS4A

233 Broadway Owners, LLC and
Steven C. Witkoff
as of November 9, 1998
Page 2

     (a) the reference, in the second (2nd) sentence of Section 28A, to 6:00 p.m. shall be deleted and a reference to 7:00 p.m. substituted in lieu thereof; and

     (b) the third (3rd) sentence of Section 28A shall be deleted in its entirety as the following substituted therefor:

     Tenant shall have the additional right, without additional charge (except as hereinafter expressly provided), (i) to exclusively use not less than
     (1) of the freight elevators (such freight elevator(s) to be designated by Tenant) at any time during the Term on ten (10) Business Days advance notice to Landlord (which may be telephonic) in order to relocate from the 1998 Office Space, the 1999 Office Space, the Retail Space and/or the Kinney Storage Space to the Office Space and shall pay for any such freight elevator usage on or after July 1, 1999 at an hourly rate equal to $75.00 during Overtime Periods, (ii) to exclusively use two (2) of the four (4) passenger elevators serving the "tower floors" of the Woolworth Building during Overtime Periods in order to relocate from the 1998 Office Space and 1999 Office Space located on such "tower floors" of the Woolworth Building to the Office Space and (iii) to up to one-half (1/2) hour of reserved freight elevator service each Business Day for the moving of fixtures and equipment using a freight elevator to be designated by Tenant.

3. In all other respects, the Agreement remains in full force and effect and is hereby ratified and affirmed by the parties as modified hereby.


253036.04-New YorkS4A

233 Broadway Owners, LLC and
Steven C. Witkoff
as of November 9, 1998
Page 3

     Please signify your agreement with the foregoing by signing and dating the enclosed counterpart of this letter where indicated below. This letter may be executed in one or more counterparts, all of which together shall constitute one and the same original.

                                    Very truly yours,

                                    233 BROADWAY, INC.


                                    By: /s/ Gary H. Brown
                                        -----------------


ACKNOWLEDGED AND AGREED:
-----------------------

233 BROADWAY OWNERS, LLC

By:      233 Broadway Next Generation LLC,
         its managing member


         By: /s/ James F. Stomber Jr.
             -----------------------



/s/ Steven C. Witkoff
----------------------------------
Steven C. Witkoff, individually and
not in any representative capacity



VENATOR GROUP, INC.


By: /s/ Gary H. Brown
    ------------------
253036.04-New YorkS4A
                                        3

                               233 BROADWAY, INC.
                                  233 Broadway
                            New York, New York 10279




                                                              November 19, 1998




233 Broadway Owners, LLC and Steven C. Witkoff
c/o The Witkoff Group, LLC
220 East 42nd Street
New York, New York  10017

                  Re:  Woolworth Building

Ladies and Gentlemen:

     Reference is hereby made to that certain Purchase and Sale Agreement, dated June 20, 1998 (as amended by those certain letter agreements dated as of September 11, 1998, September 18, 1998, October 13, 1998, October 14, 1998 and
November 9, 1998, the "Agreement"), by and between 233 Broadway, Inc. ("Seller"), as seller, and 233 Broadway Owners, LLC ("Purchaser"), as purchaser. All initially capitalized terms used herein without definition shall have the meaning set forth for such terms in the Agreement. Purchaser and Seller have agreed to reinstate the Old Agreement and make certain further amendments to the Agreement as and to the extent hereinafter set forth.

1. Seller and Purchaser hereby agree that, notwithstanding the termination of the Agreement on November 19, 1998 in accordance with Section 2.1(ii) of the Agreement, the Agreement is hereby reinstated on the terms and conditions set forth therein and herein.

2. Seller and Purchaser hereby confirm that clause (ii) of Section 2.1 of the Agreement (as such clause appears in Section 5 of the October 14, 1998 amendment to the Agreement and was amended in Section 1 of the November 9, 1998 amendment to the Agreement) is hereby amended and restated in its entirety to read as follows:

     "(ii) Five Million Dollars ($5,000,000) (the "First Additional Deposit") shall be paid directly to or at the direction of the Seller by wire transfer of immediately

233 Broadway Owners, LLC and
Steven C. Witkoff
November 19, 1998
Page 2


     available federal funds on or before 5:00 p.m. on October 19, 1998 (the "First Additional Deposit Payment Date") (time being of the essence with respect thereto). Five Million Dollars ($5,000,000) (the "Second Additional Deposit") shall be paid directly to or at the direction of the Seller by wire transfer of immedi ately available federal funds on November 20, 1998 (the "Second Additional Deposit Payment Date") (time being of the essence with respect thereto). The First Additional Deposit and the Second Additional Deposit are collectively referred to herein as the "Additional Deposit", and the Initial Deposit and the Additional Deposit are collectively referred to herein as the "Deposit." Purchaser shall initiate the wire transfer of the Second Additional Deposit and advise Seller and its counsel in writing as to reference number applicable thereto (which advice may be given by telecopy only) on or before 12:00 noon on the Second Additional Deposit Payment Date. In the event that Purchaser shall fail for any reason to so pay any of the First Additional Deposit or the Second Additional Deposit on the First Additional Deposit Payment Date and the Second Additional Deposit Pay ment Date, respectively, and to advise the Seller as to the reference number applicable to the Second Additional Deposit, then Purchaser shall be in material default under this Agreement and this Agreement shall automatically terminate without further action by the parties and neither party shall have any further rights or obligations hereunder other than Purchaser's obligation to pay any remaining unpaid portion of the Deposit to Seller, which shall expressly survive any such termination. Payment of the First Additional Deposit is guaranteed by Steven C. Witkoff (the "Guarantor") in accordance with the provisions of
     Article XVII hereof."

3. Purchaser hereby confirms that, as of the date hereof, it has no knowledge of any defenses, personal or otherwise, offsets or counterclaims to all or any of the obligations of the Purchaser hereunder or under the Agreement and, to the extent that any of the same are known to the Purchaser, Purchaser hereby waives and releases the same.

4. Purchaser and Seller each hereby confirm that the Agreement, as reinstated and amended by this letter agreement, constitutes the entire and final agreement between the parties with respect to the subject matter thereof and hereof and that there are no other agreements, written or oral, with respect thereto or hereto. This letter agreement may not be changed, terminated or otherwise varied, except by a writing duly executed by the parties hereto.

5. In all other respects, the Agreement remains in full force and effect and is hereby reinstated, ratified and affirmed by the parties as modified hereby.


254271.02-New YorkS4A

233 Broadway Owners, LLC and
Steven C. Witkoff
November 19, 1998
Page 3

     Please signify your agreement with the foregoing by signing and dating the enclosed counterpart of this letter where indicated below. This letter may be executed in one or more counterparts, all of which together shall constitute one and the same original.

                                    Very truly yours,

                                    233 BROADWAY, INC.


                                    By: /s/ John H. Cannon
                                        -------------------

ACKNOWLEDGED AND AGREED:
-----------------------

233 BROADWAY OWNERS, LLC

By:      233 Broadway Next Generation LLC,
         its managing member


         By: /s/ James F. Stomber Jr.
             ----------------------------


/s/ Steven c. Witkoff
-----------------------------------
Steven C. Witkoff, individually and
not in any representative capacity



VENATOR GROUP, INC.


By: /s/ John H. Cannon
    -------------------


254271.02-New YorkS4A
                                        3